UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Express Scripts, Inc.

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EXPRESS SCRIPTS, INC.
One Express Way
Saint Louis, Missouri 63121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 27, 2009

The 2009 Annual Meeting of Stockholders of EXPRESS SCRIPTS, INC., a Delaware corporation (the “Company”), will be held at the principal executive offices of the Company, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 27, 2009, at 8:00 a.m. Central Time (the “meeting”), to consider and act upon the following matters:

1.	to elect twelve (12) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified; and

2.	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the Company’s current fiscal year.

Only stockholders of record at the close of business on March 31, 2009, are entitled to notice of and to vote at the meeting. At least ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the meeting, during ordinary business hours, at the office of the Secretary of the Company at One Express Way, Saint Louis, Missouri 63121. As a stockholder of record, you are cordially invited to attend the meeting in person. Regardless of whether you expect to be present at the meeting, please either complete, sign and date the enclosed proxy and mail it promptly in the enclosed envelope, or vote electronically via the Internet or telephone as described in greater detail in the proxy statement. Returning the enclosed proxy, or voting electronically or telephonically, will not affect your right to vote in person if you attend the meeting.

By Order of the Board of Directors

Keith J. Ebling
Executive Vice President, General Counsel and
Corporate Secretary

One Express Way
Saint Louis, Missouri 63121
April 16, 2009

Even though you may plan to attend the meeting in person, please vote by telephone or the Internet, or execute the enclosed proxy card and mail it promptly. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience. Telephone and Internet voting information is provided on your proxy card. Should you attend the meeting in person, you may revoke your proxy and vote in person.

EXPRESS SCRIPTS, INC.
One Express Way
Saint Louis, Missouri 63121

2009 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Express Scripts, Inc., a Delaware corporation, which we refer to as the “Company” or “Express Scripts,” to be voted at our 2009 Annual Meeting of Stockholders, which we refer to as the “annual meeting” or the “meeting,” and any adjournment or postponement of the meeting. The meeting will be held at our principal executive offices, One Express Way, Saint Louis, Missouri 63121, on Wednesday, May 27, 2009, at 8:00 a.m. Central Time, for the purposes contained in the accompanying Notice of Annual Meeting of Stockholders and in this proxy statement. This proxy statement and the accompanying proxy will be first sent or given to stockholders on or about April 16, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 27, 2009. The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for information only and are not intended to be an active link or to incorporate any website information into this document.)

ABOUT THE MEETING

Why Did I Receive This Proxy Statement?

Because you were a stockholder of our Company as of March 31, 2009, or the “record date,” and are entitled to vote at the annual meeting, our board of directors is soliciting your proxy to vote at the meeting. This proxy statement summarizes the information you need to know to vote at the meeting.

What Am I Voting On?

You are voting on two items:

1. Election of directors (see page 4); and

2. Ratification of PricewaterhouseCoopers LLP as independent registered public accountants for 2009 (see page 42).

How Do I Vote?

Stockholders of Record:  If you are a stockholder of record, there are four ways to vote:

•	by toll-free telephone at 1-800-690-6903*

•	by Internet at www.proxyvote.com*

•	by completing and returning your proxy card

•	by written ballot at the meeting

* The deadline to vote by telephone or internet is 11:59 P.M. Eastern Time on May 26, 2009.

Street Name Holders:  Shares that are held in a brokerage account in the name of the broker are said to be held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction card to your broker or vote via the telephone or internet. Check your proxy card for more information. If you hold your shares in street name and wish to vote at the meeting, you must obtain a legal proxy from your broker and bring that proxy to the meeting.

Regardless of how your shares are registered, if you complete and properly sign the accompanying proxy card and return it to the address indicated, or vote via the telephone or Internet, your shares will be voted as you direct.

What Are The Voting Recommendations Of The Board Of Directors?

Our board of directors recommends the following votes:

1. FOR each of the nominees as directors; and

2. FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for 2009.

Unless you give instructions on your proxy card, the persons named as proxy holders will vote your shares in accordance with the recommendations of our board of directors.

Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the stockholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to George Paz and Keith J. Ebling, or either of them, to vote on such matters in their discretion.

Who Is Entitled To Vote At The Meeting?

Only stockholders of record at the close of business on the record date are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

How Many Votes Do I Have?

You will have one vote for every share of our common stock you owned on the record date.

How Many Votes Can Be Cast By All Stockholders?

Approximately 248,003,616, consisting of one vote for each share of our common stock outstanding on the record date. There is no cumulative voting.

How Many Votes Must Be Present To Hold The Meeting?

The holders of a majority of the aggregate voting power of our common stock outstanding on the record date, or approximately 124,001,809 votes, must be present in person, or by proxy, at the meeting in order to constitute a quorum necessary to conduct the meeting.

If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum. A broker non-vote occurs when a bank or broker holding shares in street name submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

What Vote Is Required To Approve Each Proposal?

In the election of directors, the affirmative vote of a plurality of the votes present in person or by proxy and entitled to vote at the meeting is required. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether there is a quorum.

For the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to this proposal will not be voted, although it will be counted for the purpose of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed present or represented for determining whether stockholders have approved the proposal.

Can I Change My Vote Or Revoke My Proxy?

Yes. Just send in a new proxy card with a later date, or cast a new vote by telephone or Internet (not later than the deadline of 11:59 P.M. Eastern Time on May 26, 2009), or send a written notice of revocation to our Corporate Secretary at the address on the cover of this proxy statement. Also, if you attend the meeting and wish to vote in person, you may request that your previously submitted proxy not be used.

Why Haven’t I Received a Printed Copy of the Proxy Statement or Annual Report?

We are taking advantage of the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to stockholders via the Internet. This allows us to avoid printing and mailing proxy materials to stockholders who prefer to review the materials online. If you received a Notice of Internet Availability of Proxy Materials, or “Notice,” by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and annual report as well as how to submit your proxy over the Internet. If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials included in the Notice. We plan to mail the Notice to stockholders by April 16, 2009.

Who Can Attend The Annual Meeting?

Any Express Scripts stockholder as of March 31, 2009, may attend the meeting. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement so that we can verify your ownership of our stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy.

If you submit a proxy card without indicating your vote, your shares will be voted as follows:

•	for the nominees for director named in this proxy statement;

•	for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2009; and

•	in accordance with the recommendation of management on any other matter that may properly be brought before the meeting and any adjournment or postponement of the meeting.

I.   ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the meeting or when their successors are duly elected and qualified. The Corporate Governance Committee of our board of directors has nominated the twelve current directors to be elected to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Unless otherwise specified, all proxies will be voted in favor of the twelve nominees listed below for election as directors of our Company.

Our board of directors has no reason to expect that any of the nominees will be unable to stand for election on the date of the meeting or will not serve. If a vacancy occurs among the original nominees prior to the meeting, the proxies will be voted for a substitute nominee named by our board of directors and for the remaining nominees. Directors are elected by a plurality of the votes present in person or by proxy and entitled to vote at the meeting. Our board of directors has determined that, in its judgment, with the exception of Mr. Paz, who is also an executive officer of our Company, and Mr. Toan, who retired as an executive officer of our Company in March 2005, all of the members of our board of directors are independent, as defined by the listing standards of The Nasdaq Global Select Market, as of the date of this proxy statement.

The following information is furnished as of March 1, 2009, for each of the nominees for our board of directors:

Name, Position and Principal Occupation

Gary G. Benanav, 63, was elected a director of Express Scripts in January 2000. Mr. Benanav served as Vice Chairman and a Director of New York Life Insurance Company or “New York Life,” a life insurance and financial services company, from November 1999 until his retirement in March 2005. Mr. Benanav also served as Chairman and Chief Executive Officer of New York Life International from December 1997 until his retirement in March 2006. He is also a director of Barnes Group, Inc.

Frank J. Borelli, 73, was elected a director of Express Scripts in January 2000. Mr. Borelli was a Senior Advisor to Stone Point Capital, an investment management company and formerly a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. or “M&MC,” a global professional services firm, from January 2001 through December, 2008. Prior to his retirement from M&MC in 2001, Mr. Borelli served as Senior Vice President, among other positions. He is also a director and Audit Committee Chairman of Genworth Financial, Inc. and is a director of the Interpublic Group of Companies.

Maura C. Breen, 53, was elected a director of Express Scripts in July 2004. Ms. Breen was Senior Vice President and General Manager for the New York Region for Verizon Communications, Inc. or “Verizon,” a provider of communications services, from March 2006 until her retirement in September 2008. Previously, Ms. Breen was Senior Vice President/Support Services, Network Services Group for Verizon, from December 2003 through March 2006. Ms. Breen also served as Senior Vice President & Chief Marketing Officer, Retail Market Groups for Verizon from July 2001 through December 2003.

Nicholas J. LaHowchic, 62, was elected a director of Express Scripts in July 2001. Mr. LaHowchic is President of Diannic, LLC, a management consulting firm. Previously, he served as President and Chief Executive Officer of Limited Logistics Services, Inc. or “LLS,” from October 1997, and as Executive Vice President for Limited Brands, Inc., a retail apparel company and the parent of LLS, from April 2004 until his retirement from LLS in February 2007. LLS provides supply chain, compliance and procurement services to retailers including Limited Brands, Inc. Mr. LaHowchic is also a director of Advance Auto Parts Inc.

Thomas P. Mac Mahon, 63, was elected a director of Express Scripts in March 2001. Mr. Mac Mahon served as President and Chief Executive Officer and a member of the Executive and Management Committees of Laboratory Corporation of America Holdings or “LabCorp,” the second largest independent clinical laboratory company in the U.S., from January 1997 until his retirement on December 31, 2006. Mr. Mac Mahon, who has been a director of LabCorp since April 1995, continues to serve as Chairman of the Board of LabCorp, a position he has held since April 1996. Mr. Mac Mahon also serves as Chairman of the Board of Pharmerica Corporation and as director of Golden Pond Healthcare, Inc.

Woodrow A. Myers Jr., M.D., 55, was elected a director of Express Scripts in May 2007. Dr. Myers has served as the Managing Director of Myers Ventures, LLC, a healthcare consulting company, since December 2005. Previously, Dr. Myers served as Executive Vice President and Chief Medical Officer of Wellpoint, Inc., a health benefits company, from September 2000 through December 2005. Dr. Myers is also a director of Genomic Health, Inc. and ThermoGenesis Corp.

John O. Parker, Jr., 64, was elected a director of Express Scripts in July 2001. Mr. Parker has served as a Venture Partner with Rho Ventures LLC, a venture capital firm, since January 2002. Mr. Parker also serves as a member of the boards of directors of PHT Corporation and Medical Present Value, Inc., both privately held companies.

George Paz, 53, was elected a director of Express Scripts in January 2004 and has served as Chairman of the Board since May 2006. Mr. Paz was first elected President of Express Scripts in October 2003 and also assumed the role of Chief Executive Officer of Express Scripts on April 1, 2005. Mr. Paz joined Express Scripts and was elected Senior Vice President and Chief Financial Officer in January 1998 and continued to serve as Express Scripts’ Chief Financial Officer following his election to the office of President until his successor joined Express Scripts in April 2004. Mr. Paz is also a member of the board of directors of Honeywell International, Inc.

Samuel K. Skinner, 70, was elected a director of Express Scripts in February 2004. Mr. Skinner has been Of Counsel with the law firm of Greenberg Traurig, LLP since 2004. Mr. Skinner previously served as Chairman, President, and Chief Executive Officer of USF Corporation (formerly USFreightways Corporation) or “USF,” a transportation, freight forwarding and supply chain management company, from 2000 until his retirement in 2003. Mr. Skinner is also a director of Navigant Consulting, Inc., APAC Customer Services, Diamond Management and Technology Inc., and the Chicago Board Options Exchange.

Seymour Sternberg, 65, was elected a director of Express Scripts in March 1992. Mr. Sternberg currently is the Chairman of the Board of New York Life and has served in this capacity since April 1997. From April 1997 until June 2008, Mr. Sternberg served as Chief Executive Officer of New York Life. Mr. Sternberg is also a director of CIT Group, Inc.

Barrett A. Toan, 61, was elected a director of Express Scripts in October 1990 and served as Chairman of the Board from November 2000 until May 2006. Mr. Toan was Express Scripts’ Chief Executive Officer from March 1992 until his retirement in March 2005. Mr. Toan was an executive employee of Express Scripts from May 1989 until his retirement. Mr. Toan is also a director of Sigma-Aldrich Corporation and Genworth Financial, Inc.

Frank Mergenthaler, 48, was elected a director of Express Scripts in January 2009. Mr. Mergenthaler is currently executive Vice President and Chief Financial Officer of Interpublic Group of Companies, Inc., an advertising and marketing services company, and has served in this capacity since July 2005. From April 2002 to July 2005, Mr. Mergenthaler was Executive Vice President and Chief Financial Officer of Columbia House Company, a direct marketer of entertainment content.

The board of directors unanimously recommends a vote FOR the election of each of the nominees listed above.

Director Emeritus

Our bylaws authorize the board of directors to elect one or more directors emeritus to serve at the pleasure of the board. Each director emeritus serves as an advisor and consultant to the board, and may also be appointed by the board to serve as an advisor and consultant to one or more committees of the board. A director emeritus is invited to attend meetings of the board of directors and any such committees, and may participate in discussions during such meetings. However, no director emeritus is entitled to vote on any business that comes before the board of directors or any committee.

Howard L. Waltman, 76, has served as a non-voting emeritus member of the board of directors since May 2008. Previously, Mr. Waltman was a director of Express Scripts since its inception in September 1986 until his retirement in May 2008. He also served as Presiding Director from October 2006 to May 2008. Mr. Waltman served as Chairman of the Board of Express Scripts from March 1992 until November 2000. Mr. Waltman is also a director of Emergent Group, Inc.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our board of directors is responsible for establishing broad corporate policies and for overseeing the overall management of the Company. In addition to considering various matters which require its approval, our board of directors provides advice and counsel to, and ultimately monitors the performance of, our senior management.

Committees of the Board of Directors.  Our board of directors has four standing committees: the Audit Committee, the Compensation and Development Committee, the Corporate Governance Committee, and the Compliance Committee. Each committee has a written charter and is composed entirely of directors deemed to be, in the judgment of our board of directors, independent in accordance with Nasdaq listing standards. Our board of directors met six times in 2008. Each director attended at least 75% of the total number of meetings of the board of directors and the board committees of which he or she was a member in 2008. While we do not have a formal policy requiring members of the board of directors to attend the annual meeting of stockholders, we encourage all directors to attend. All twelve members of our board of directors attended the annual meeting in 2008. The following table lists the members, primary functions and number of meetings held for each of the committees:

		Meetings
Members	Principal Functions	in 2008

Audit Committee Frank J. Borelli (Chair)* John O. Parker, Jr.* Seymour Sternberg* Frank Mergenthaler*	• Assist the board of directors in its oversight of (i) the integrity of our financial statements; (ii) our compliance with securities laws, including financial and disclosure requirements; (iii) our system of internal controls and the performance of our internal audit function; and (iv) the qualifications, independence and performance of our independent accountants.	7
* All members of the Audit Committee have been determined by the board of directors, in its judgment, to be an audit committee financial expert, as defined under applicable SEC rules.
•   Select, retain and oversee our independent accountants.
•   Review our annual and interim financial statements.
•   Establish procedures for the receipt and handling of complaints regarding accounting, internal accounting controls or auditing matters.

Compensation & Development Committee Gary G. Benanav (Chair) Maura C. Breen Nicholas J. LaHowchic	• Review and approve our stated compensation strategy. • Review annually the performance of our chief executive officer. • Review and approve compensation, and set performance criteria for compensation programs, for all of our senior executives. • Review and make recommendations to the Corporate Governance Committee regarding compensation of directors.	6
	• Approve forms of employment agreements for our senior executives.
	• Approve and oversee the administration of our employee benefit plans and incentive compensation programs.

Compliance Committee Nicholas J. LaHowchic (Chair) Woodrow A. Myers, Jr. Samuel K. Skinner John O Parker, Jr.	• Review and make recommendations to the board of directors addressing our legal and regulatory compliance practices generally (excluding SEC and financial reporting matters). • Review our Corporate Code of Conduct at least annually and make recommendations to the board of directors with respect to changes to the Code of Conduct. • Meet regularly with our management to assess our compliance policies and procedures. • Review and approve a Code of Business Conduct and Ethics, and oversee implementation by management of procedures intended to ensure compliance with such Code.	4

Corporate Governance Committee Thomas P. Mac Mahon (Chair) Frank J. Borelli Seymour Sternberg	• Establish criteria for membership on our board of directors. • Select and nominate candidates for election or reelection as directors at our annual stockholders’ meeting. • Consider stockholder recommendations for and nominations of candidates for election as directors. • Recommend candidates to fill any vacancies on our board of directors. • Review and make recommendations to the board of directors regarding our Corporate Governance Guidelines and the nature and duties of the committees of the board of directors.	4
	• Approve and make adjustments to our policies regarding compensation of directors.

Presiding Director.  Our corporate governance guidelines provide for the selection of a Presiding Director of the board of directors at such times as the position of chairman of the board is held by a member of management. The Presiding Director is a non-employee director selected by the other non-employee directors whose duties are to (i) chair all meetings or executive sessions of the non-employee or independent directors, and (ii) review and provide input to the scheduling of, and agendas for, the board of directors and committee meetings. Mr. Mac Mahon has served as Presiding Director of our board of directors since May 2008.

DIRECTORS’ COMPENSATION

Directors who are employed by our Company or its subsidiaries do not receive compensation for serving as directors. Directors who are not employees of our Company or its subsidiaries are entitled to receive:

•	an annual retainer as follows:

•	$45,000 for the Audit Committee Chairperson,

•	$40,000 for the Compensation and Development Committee Chairperson,

•	$35,000 for other Committee Chairpersons, and

•	$30,000 for the other non-employee directors;

•	a meeting fee of $2,000 for each meeting attended in person; and

•	a meeting fee of $1,000 for each meeting attended telephonically.

We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending board and committee meetings.

Our non-employee directors also receive equity awards under our 2000 Long-Term Incentive Plan, as amended, or the “2000 LTIP”, as follows:

•	an equity grant with a notional value of $115,000 for the first board of directors meeting each such director attends as a non-employee director, and

•	annual equity grants with a notional value of $200,000 for each annual meeting of stockholders, with new directors who have taken office since the previous annual meeting receiving a pro-rated grant for the partial first year.

These equity awards are granted consistent with our policies with respect to establishing the grant date for approved equity awards. As such, if the subject meeting occurs during an “open window” trading period, then the grant date is the date of such meeting. If the subject meeting does not occur during an “open window” trading period, then the grant date is the third trading day following our next subsequent release of quarterly (or annual) financial results. The equity grants are divided between non-qualified stock options and restricted stock units as follows:

•	two-thirds of the value of the equity grant in time-vested, non-qualified stock options, valued using the method we utilize in valuing the grants for financial reporting purposes (currently the Black-Scholes valuation model), with the number of stock options and the exercise price determined based on the fair market value of our common stock as of the grant date; and

•	one-third of the value of the equity grant in restricted stock, valued based on the fair market value of our common stock as of the grant date. Beginning with awards granted in 2009, one-third of the equity grant will be in restricted stock units entitling the non-employee director to receive an equivalent number of shares of our common stock upon vesting in the future. The value of the restricted stock units is based on the fair market value of our common stock as of the grant date.

All of the stock options granted to the non-employee directors under the 2000 LTIP have an exercise price of 100% of the fair market value of the shares on the grant date, and a seven-year term. The stock options, stock-settled stock appreciation rights, or “SSARs,” and restricted stock units vest ratably over three years. Beginning with equity grants in May 2009, the vesting of all unvested stock options, and restricted stock units will accelerate upon the director’s retirement, death or disability as follows:

•	upon attaining age 70, which we refer to as a “tenured retirement,” all unvested stock options and restricted stock units vest immediately, with the right to exercise each stock option throughout the length of its term;

•	upon attaining age 65 with at least 10 years of service on the board of directors, which we refer to as an “early retirement”, a pro-rata portion of all unvested stock options and restricted stock units vest in accordance with the original vesting schedule of the respective equity grant. The pro-rata portion that continues to vest is equal to (i) the number of months served past age 65, divided by (ii) 60, or at a rate of 20% per year between the ages 65 and 70. This vested portion of the stock option will remain exercisable until the earlier of four years after the retirement date or the expiration of the award. The portion of any award that does not vest is forfeited.

•	Upon the death or disability of a director who would have been eligible for a tenured retirement or an early retirement, such director or his or her representative can elect to have the eligible equity grants treated accordingly, or allow them to be treated under the existing provisions of the 2000 LTIP for “death” and “disability,” as those terms are defined in the 2000 LTIP.

The following table provides information regarding our compensation of non-employee directors for 2008:

DIRECTOR COMPENSATION IN 2008

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(h)

Gary Benanav(4)	$59,000	$61,484	$131,253	$251,737
Frank Borelli(5)	$75,000	$61,484	$131,253	$267,737
Maura Breen(6)	$50,000	$61,484	$131,253	$242,737
Nicholas LaHowchic(7)	$63,000	$61,484	$131,253	$255,737
Thomas P. Mac Mahon(8)	$51,000	$61,484	$131,253	$243,737
Woodrow A. Myers(9)	$47,000	$63,738	$132,101	$242,839
John O. Parker(10)	$57,000	$61,484	$131,253	$249,737
Samuel K. Skinner(11)	$47,971	$61,484	$131,253	$240,708
Seymour Sternberg(12)	$59,000	$61,484	$131,253	$251,737
Barrett Toan(13)	$41,000	$61,484	$123,023	$225,507
Howard L. Waltman (14)	$46,000	$34,350	$121,327	$201,677

(1)	This column reports the amount of cash compensation received for 2008 board of directors and committee service.

(2)	Each director (except Howard Waltman, Director Emeritus) received a Restricted Stock award on May 28, 2008 of 929 shares which vests one-third percent per year on May 1, 2009, May 1, 2010, and May 1, 2011. Grant date fair value was $66,600. Stock awards have been valued in the same manner as described in footnote 1 to the Summary Compensation Table on page 22.

(3)	Each director (except Howard Waltman) received a grant of 6,347 non-qualified stock options on May 28, 2008, which vests one-third percent per year on May 1, 2009, May 1, 2010, and May 1, 2011. Grant date fair value was $133,320. Non-qualified stock options have been valued in the same manner as described in footnote 2 to the Summary Compensation Table on page 22.

(4)	At year-end, Mr. Benanav held 24,000 vested options, 6,347 unvested options, 2,448 shares of unvested Restricted Stock, 9,075 vested SSARs and 8,779 unvested SSARs.

(5)	At year-end, Mr. Borelli held 232,000 vested options, 6,347 unvested options, 2,448 shares of unvested Restricted Stock, 9,075 vested SSARs and 8,779 unvested SSARs.

(6)	At year-end, Ms. Breen held 8,000 vested options, 6,347 unvested options, 2,448 shares of unvested Restricted Stock, 9,075 vested SSARs and 8,779 unvested SSARs.

(7)	At year-end, Mr. LaHowchic held 0 vested options, 6,347 unvested options, 2,448 shares of unvested Restricted Stock, 2,828 vested SSARs and 8,779 unvested SSARs.

(8)	At year-end, Mr. Mac Mahon held 0 vested options, 6,347 unvested options, 2,448 shares of unvested Restricted Stock, 9,075 vested SSARs and 8,779 unvested SSARs.

(9)	At year-end, Dr. Myers held 0 vested options, 6,347 unvested options, 2,349 shares of unvested Restricted Stock, 4,454 vested SSARs and 8,908 unvested SSARs.

(10)	At year-end, Mr. Parker held 24,000 vested options, 6,347 unvested options, 2,448 shares of unvested Restricted Stock, 9,075 vested SSARs and 8,779 unvested SSARs.

(11)	At year-end, Mr. Skinner held 8,000 vested options, 6,347 unvested options, 2,448 shares of unvested Restricted Stock, 9,075 vested SSARs and 8,779 unvested SSARs.

(12)	At year-end, Mr. Sternberg held 14,000 vested options, 6,347 unvested options, 2,448 shares of unvested Restricted Stock, 9,075 vested SSARs and 8,779 unvested SSARs.

(13)	At year-end, Mr. Toan held 291,200 vested options, 6,347 unvested options, 2,448 shares of unvested Restricted Stock, 9,075 vested SSARs and 8,779 unvested SSARs.

(14)	At year-end, Mr. Waltman held 17,854 vested SSARs.

Compensation for any director emeritus is established by the board of directors at the time such director emeritus is elected to serve.

CORPORATE GOVERNANCE

Corporate Governance Guidelines and Committee Charters.  We have adopted Corporate Governance Guidelines to outline our corporate governance structure and address significant corporate governance issues. Copies of these Guidelines as well as the Charters for each of the committees of our board of directors can be found on the Corporate Governance page in the Investor Information section of our website at www.express-scripts.com.

Code of Ethics.  We have adopted a Code of Ethics which applies to all of our directors, officers, and employees including our senior financial officers. A copy of the Code of Ethics is available in the Investor Information section of our website at www.express-scripts.com. We will post any amendments to the Code of Ethics, or any waivers of the Code of Ethics for any of our directors, executive officers or senior financial officers, in the same section of our website.

Communicating with the Directors.  Stockholders wishing to communicate with our board of directors or with an individual board member with respect to our Company may do so by writing to the board of directors or the specific board member, and mailing the correspondence to: Attention: Corporate Secretary, Express Scripts, Inc., One Express Way, Saint Louis, Missouri 63121. The outside of the envelope should clearly indicate that it contains a stockholder communication. Our board of directors has approved a process pursuant to which the office of the Corporate Secretary will review and forward the correspondence to the appropriate person or persons for response, with the exception of correspondence which is inappropriate or unrelated to the duties and responsibilities of the board of directors.

Selection of Nominees for the Board of Directors.  The Corporate Governance Committee is responsible for evaluating potential candidates to serve on our board of directors, and for selecting nominees to be presented for election to the board of directors at our annual meeting of stockholders. In evaluating potential director candidates, the Corporate Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the board of directors at that point in time. Among the factors considered by the Corporate Governance Committee in considering a potential nominee are the following:

•	the nominee’s independence;

•	the nominee’s relevant professional skills and depth of business experience;

•	the nominee’s character, judgment, and personal and professional integrity;

•	the nominee’s ability to read and understand corporate financial statements;

•	the nominee’s willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the board of directors;

•	the nominee’s qualifications for membership on certain committees of the board of directors;

•	any potential conflicts of interest involving the nominee; and

•	the composition and diversity of our existing board of directors.

In identifying potential candidates for the board of directors, the Corporate Governance Committee relies on recommendations from a number of possible sources, including current directors and officers. The Corporate Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the board of directors. In the past, the Corporate Governance Committee has engaged the firm of Spencer Stuart to assist with director searches. Spencer Stuart and a non-management director recommended Mr. Mergenthaler to fill a director vacancy in January 2009. The Corporate Governance Committee will also consider candidates recommended by stockholders on the same basis as other candidates.

Any stockholder wishing to recommend a candidate for consideration by the Corporate Governance Committee to become a nominee for election to the board of directors may do so by submitting a written recommendation to the committee in accordance with our procedures for the submission of “Stockholder Proposals,” as set out in our Bylaws (see “Stockholder Proposals” beginning on page 43). For a nominee to be considered, the following information must be submitted in accordance with the required procedures:

•	the name, age, business and residence addresses, principal occupation or employment of both the nominee and the recommending stockholder;

•	the nominee’s general biographical information, including the identification of any other boards on which the nominee serves;

•	with respect to our common stock, the current ownership information and trading history over the preceding 24 months for both the nominee and the recommending stockholder;

•	a description of any transactions or relationships between the nominee and/or the recommending stockholder on one hand, and our Company or our management on the other hand;

•	a description of any material proceedings to which the nominee or the recommending stockholder, or either of their associates or affiliates, is a party that are adverse to our Company;

•	a description of all arrangements and understandings between the recommending stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made; and

•	any other information relating to the nominee or the recommending stockholder that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

The request for nomination must also be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. Our Corporate Secretary will review all such stockholder recommendations, and will forward those that comply with the above-described requirements to the Corporate Governance Committee for evaluation and consideration.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis provides a narrative commentary on our compensation policies, programs and practices for our chief executive officer, chief financial officer and other members of our executive management team. Throughout this proxy statement we will refer to our chief executive officer, our current chief financial officer, our previous chief financial officer, and the three other officers named in the Summary Compensation Table on page 22 as the “named executives” or the “named executive officers.”

The broad topics discussed in this analysis include:

•	our compensation philosophy and objectives — alignment, pay for performance and the attraction and retention of talented executives;

•	how we implement our compensation objectives, including the role of the Compensation and Development Committee (the “Committee”), management and the Committee’s compensation consultant;

•	our primary compensation vehicles, including base salary, an annual cash bonus and long-term equity awards; and

•	compensation decisions for 2008.

Compensation Philosophy and Objectives

Aligning Compensation with Stockholder Interests.  The primary goal of our compensation structure is to align the interests of our executives, including our named executive officers, with our stockholders through compensation vehicles that reward the achievement of established annual and long-term goals with the ultimate objective of increasing long-term stockholder value. The elements utilized to help achieve this goal of alignment include the following:

•	grants of time-vested non-qualified stock options, or “stock options,” or SSARs, and awards of time-vested restricted stock or restricted stock units under the Express Scripts, Inc. 2000 Long Term Incentive Plan (referred to as the “2000 LTIP”);

•	grants of performance shares (“performance shares”), which are intended to focus the executives on actions that are likely to enhance stockholder return, growth in earnings per share and return on invested capital;

•	executive stock ownership guidelines under which executives are expected to maintain significant holdings of our stock; and

•	an annual cash incentive bonus plan (the “Annual Bonus Plan”), the funding and calculation of which is dependent upon the achievement of certain key financial measures which we feel are drivers of stockholder value.

Rewarding Annual and Long-Term Performance.  Our compensation structure is also intended to reward the achievement of certain annual and long-term performance objectives by the individual executives, the Company’s business units, and the Company overall. This objective, in many ways, overlaps with the alignment objective and is achieved through the same compensation vehicles. The elements intended to reward annual and/or long-term performance include the following:

•	the Annual Bonus Plan, which is designed to focus the executives on individual, business unit and/or company-wide annual workplan goals, and which requires the achievement of certain key financial goals for funding;

•	grants of performance shares, which are contingent upon our performance against a peer group of companies in certain key financial metrics over a three-year period; and

•	grants of stock options, SSARs and/or restricted stock units, the value of which is dependent upon growth of the Company’s stock price over a period of several years.

Attracting and Retaining Talented Executives.  In a constantly growing and changing business, it is vital that we be able to continually attract and retain superior employees in key executive positions. The key compensation elements aimed at attracting and retaining executives include the following:

•	a compensation package consisting of base salary, potential Annual Bonus Plan awards, and equity grants, which is, both as a whole and by component, competitive with that offered by a peer group of companies;

•	equity awards that vest over time and thus encourage retention;

•	employment agreements with our key executives containing severance and change in control provisions; and

•	an Executive Deferred Compensation Plan (the “EDCP”), which provides a tax-advantaged method for executives to save for their retirement and under which we have historically made cash contributions that do not vest for three years (subject to acceleration upon eligibility for retirement, as described below).

Implementing our Compensation Objectives

Committee Members and the Committee Charter.  The Committee is responsible for establishing, overseeing and reviewing executive compensation policies and for approving, validating and benchmarking the compensation and benefits for named executive officers. The Committee includes three independent Directors — Gary G. Benanav (Chair), Maura C. Breen and Nicholas J. LaHowchic. Each of these Director is independent, as defined by the listing standards of The Nasdaq Global Select Market. A Charter for the Committee was adopted in November 2000 and amended in December 2002. A copy of the Charter can be found on the Corporate Governance page in the Investor Information section of our website at www.express-scripts.com.

The Committee’s principal functions under the Charter include:

•	review and approve our compensation strategy;

•	annually review the performance of the chief executive officer;

•	review and approve compensation for all senior executives;

•	set performance criteria for senior executive compensation programs;

•	review and make recommendations to the Corporate Governance Committee regarding Director compensation;

•	approve employment agreements with our senior executives; and

•	approve and oversee the administration of the employee benefit plans and incentive compensation programs.

The Charter is reviewed at least annually by both the Committee and the Corporate Governance Committee of the board of directors. The Committee is scheduled to meet four times per year to consider compensation activities applicable to senior executives and other matters. Additional meetings may be scheduled as required by the Committee.

Role of Management in Establishing Compensation.  At the direction of the Chair of the Committee, management generally prepares the meeting materials for the Committee in advance of its meetings. A compensation consultant retained by the Committee may also prepare materials depending on the topics to be covered at the meeting. In the meetings, the Committee will consider for approval compensation changes for senior executives and equity grants for newly hired or promoted senior executives. Management may also ask that additional issues involving compensation policies or design be considered. During the annual evaluation process, the chief executive officer is given the opportunity to evaluate senior executives for purposes of annual merit increases, annual incentive payments and long-term equity awards. The Committee makes all compensation decisions for the named executives and other members of our senior management team. However, the chief executive officer and certain other members of management may provide recommendations to the Committee on these matters.

Management may be asked to assist in conducting the meetings and to provide applicable data, information and other resources. The Committee’s independent compensation consultant also participates as requested by the Committee. As part of their regular meetings, Committee members generally meet in executive session during which members of management are not present.

In consultation with the Committee, management establishes compensation parameters below the senior executive level that generally reflect the compensation philosophy and direction established by the Committee in setting compensation for senior management.

Role of the Compensation Consultant.  The Committee has traditionally engaged a nationally recognized consulting firm to review alternatives and to provide advice regarding appropriate compensation levels for the senior executive officers (the “Compensation Consultant”). As requested, the Compensation Consultant also provides data and analysis to support its recommendations and advice. The current Compensation Consultant, Watson Wyatt Worldwide, was selected in 2005 following a detailed RFP process managed by the Committee. The Committee considered several national consulting firms and, following interviews and evaluation by the Committee, Watson Wyatt Worldwide was retained. The Committee is solely responsible for commissioning the work of the Compensation Consultant. The Compensation Consultant is independent of management and does no other executive compensation work for the Company, although the Compensation Consultant has provided salary survey information to management other than for senior executives. In February 2008, the Committee adopted a policy requiring the approval of the Committee Chair, or, at the Chair’s discretion, the entire Committee, before the Compensation Consultant can be utilized to perform any other services for the Company other than those required under its engagement by the Committee. The Committee has authority to hire and dismiss the Compensation Consultant and budgetary authority to establish engagements with the consultant. Management is copied on the work by the Compensation Consultant and discusses work in progress at the discretion of the Committee. As requested, a representative of the Compensation Consultant may attend the meetings of the Committee in person or by telephone.

The role of the Compensation Consultant is to provide independent, expert advice to the Committee on the design and level of compensation paid to our senior executives. The Compensation Consultant compares the compensation elements for the senior executive officers, including the chief executive officer, with the compensation received by executives in comparable positions at a peer group of companies. The Committee considers these peer group pay levels as one of the factors utilized in arriving at its final compensation decisions. It is the Committee’s current intention to conduct a benchmark study annually to assure that the senior executives are compensated appropriately from a competitive and design perspective. Following its analysis, the Compensation Consultant makes recommendations for consideration by the Committee.

Management does not currently engage a separate executive compensation consultant.

Benchmarking of Executive Compensation Programs.  Our compensation approach is to combine base pay, annual incentive pay, and long-term incentive awards to create a total package that is, in general, approximately at the median compensation level for executive officers of a peer group of companies if financial and non-financial objectives are achieved, and that can be at or above the 80th percentile of such compensation level if “stretch” goals are achieved.

Analysis by the Compensation Consultant identified a group of 13 companies judged to be comparable to the Company (the “Peer Group Companies”) based on their revenue and market capitalization, industry, similarity to the Company and complexity. The Peer Group Companies are:

AmerisourceBergen Corp.	Humana, Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings
Cigna Corporation	Medco Health Solutions, Inc
Coventry Health Care, Inc.	Omnicare, Inc.
CVS/Caremark Corporation	Patterson Companies Inc.
Health Net, Inc.	Quest Diagnostics, Inc.
Henry Schein, Inc.

The Peer Group Companies recommended by the Compensation Consultant and approved by the Committee include companies that are different from those in the peer group index in the Stock Performance Graph included in our annual report to stockholders. All of the Peer Group Companies are public companies in the health care industry. The Committee expects that it will be necessary to review and update the Peer Group Companies from time to time, whether to account for mergers, acquisitions or other changes to the Peer Group Companies, or based on a determination by the Committee that some or all of the Peer Group Companies are no longer appropriate for comparison purposes.

The Committee annually reviews and assesses the compensation levels provided by the Compensation Consultant for executive officers at the Peer Group Companies, and also evaluates the financial and market performance of the Peer Group Companies in making compensation decisions. In addition, the Committee also reviews public compensation information available through SEC filings and published survey information provided by various consulting firms. This review constitutes one of the factors utilized by the Committee in determining the appropriate pay levels for the senior executives. The review involves compensation received by executives in comparable positions and looks at the various elements of the compensation package and how these elements support corporate objectives.

Components of Executive Compensation

The Committee has structured an executive compensation program comprised of three primary components: base pay, annual incentive pay, and long-term incentive pay. Segmenting and stratifying the elements of executive compensation helps focus compensation resources where they are expected to be most effective. In developing the mix of components, the Committee has sought to balance the need for fixed compensation provided in base pay with variable compensation provided in the annual and long-term incentive plans.

Base Pay.  Adequate and competitive base pay allows for the recruitment of high caliber executives and helps to reduce turnover. The Committee uses base pay at the Peer Group Companies as a reference point for equivalent or similar positions with the Company. The Committee determines the salary for each of the executive officers by considering the value and performance of the executive, recommendations by management (for executives other than the chief executive officer) and the Compensation Consultant, the level and scope of responsibilities of the position, and the pay levels of similarly positioned executive officers in the Peer Group Companies. Competitive pay levels are represented in median pay for the positions at the Peer Group Companies and other sources as well as recommended pay range alternatives provided by the Compensation Consultant. At the senior executive level, results applicable to the business unit or functional division headed by the executive are also factored into decisions related to changes in the base pay of the executive.

Salary levels are typically reviewed annually as part of our performance review process or upon a promotion or significant change in an executive’s responsibilities. Salary increases are based on both individual performance and changes in our overall budget for compensation. Changes in salary for the named executives and other members of senior management are approved by the Committee and annual changes are generally effective each year as of April 1.

Annual Bonus Plan.  The Annual Bonus Plan provides the Company with a powerful tool to assist in focusing the executive on accomplishing current operational and financial objectives over a one-year period. Each executive has a bonus target, which is stated as a percentage of his or her annual base salary. The targets are set by the Committee taking into consideration the annual incentive pay levels existing at the Peer Group Companies for similar positions and other factors. Payouts under the annual incentive program are determined as follows:

•	Each year during the fourth quarter, the board of directors meets and approves a Company-wide budget for the next calendar year that includes budgeted targets for earnings per share (“EPS”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Committee also meets during the fourth quarter at which time it establishes the EPS and EBITDA targets for the Annual Bonus Plan based on the budgeted numbers, as well as separate EBITDA targets for our various operating groups.

•	Funding of the bonus pool is first dependent on achievement of the EPS target. If the EPS target is achieved or exceeded, then funding of the bonus pool is initially set at 100%. If the EPS target is not achieved, then an adjusted bonus pool may be submitted to the Committee for approval.

•	Assuming the EPS target is achieved or exceeded, funding above or below the 100% funding level is governed by the Company’s performance against the EBITDA target. If the EBITDA target is exceeded, then 50% of incremental EBITDA is used to supplement the bonus pool up to a maximum of 200%. If the EBITDA target is not met, the pool is reduced by 50% of the EBITDA shortfall until the EBITDA target is achieved.

•	The bonus pool remaining after any required adjustment is further adjusted by operating group to reflect the attainment of each such group’s individual EBITDA goals.

•	Actual bonus awards for executive officers are determined based on the following factors:

•	the appropriate operating group’s bonus pool funding factor, which can range from 0% to 200% based on financial results for the operating group and the Company as a whole; and

•	each executive officer’s respective bonus targets, which range from 60% to 130% of base salary. Each individual’s award can be adjusted from 0% to 150% of target based on performance against individual goals as determined through an evaluation by the Committee (and, in the case of senior executives, also by the chief executive officer) of the extent to which non-financial goals were achieved.

•	Once all of the factors have been determined, each executive’s individual award (between 0% and 150% of target) is multiplied by the percentage factor for the Company target, or the relevant operating group (in either case between 0% and 200%) with a maximum of payout of 200% of target for the chief executive officer and 250% of target for the other executive officers.

Annual Bonus Plan awards to our senior executives are made under the 2000 LTIP. This permits the Company to enhance the tax deductibility of its Annual Bonus Plan (see Deductibility of Compensation on page 20). Annual bonus awards for 2008 made under the 2000 LTIP have a maximum achievable level (i.e. 250% of target for named executive officers and 200% of target for the CEO), are conditioned upon the achievement of a minimum EPS target, and are subject to the downward discretion of the Committee.

Long-Term Incentive Awards.  The Committee believes that our long-term compensation program should orient and align senior executives with the interests of stockholders and focus the executives’ efforts on our long-term success. The long-term incentive awards are designed to retain executives and motivate them toward results that exceed those of the Peer Group Companies. The long-term compensation program consists of grants of stock options, performance shares and either restricted stock or restricted stock units. These equity grants increase in value if the market value of the stock appreciates over time. For that reason, the executives are motivated to engage in behaviors that will increase the long-term value of the stock and thereby benefit all stockholders.

Each executive officer receives an equity grant upon employment (or upon promotion to senior executive status) and, in the past, typically has received an additional annual equity grant each succeeding year. The Committee believes that providing equity compensation opportunities provides a clear and powerful motivation to the executive team to achieve financial and operational objectives that will, over time, increase the market price of the stock. The purpose of grants for newly-hired executives is to provide incentive for high potential individuals to join the Company and/or to compensate them for compensation they may have forfeited when leaving their prior employers.

Factors considered by the Company in determining the appropriate equity vehicles to use include consideration of the prevalence of equity grants in the Peer Group Companies and general industry, the desired equity mix, rewarding share price improvement, retention, and relative stock and financial performance. Starting in 2006, the Committee implemented a long-term compensation program under which senior executives receive annual grants of long-term equity compensation divided among three different types of equity grants. The annual awards are approved by the Committee based on the dollar value of the entire equity package, which is allocated among the forms of equity as follows:

•	50% of the equity package is awarded in the form of time-vested, non-qualified stock options. The stock options have an exercise price equal to the fair market value of the stock on the grant date. They vest in three equal annual installments and expire seven years from the date of grant. Stock options only provide compensation value if the stock price increases after they are granted. The actual number of stock options awarded is determined by applying the method utilized by the Company to value the stock options for financial reporting purposes (currently the Black-Scholes valuation model). The Committee has previously awarded SSARs in lieu of stock options.

•	25% of the equity package is awarded in the form of time-vested, restricted stock units, which vest in three equal, annual installments. Upon vesting, the restricted stock units entitle the executive to receive an equivalent number of shares of our common stock. The value is based on the fair market value of our common stock on the date of grant. Prior to 2009, the Committee granted shares of restricted stock instead of restricted stock units.

•	The final 25% of the equity package is awarded in the form of performance share awards, which are settled in shares of stock on a share-for-share basis, with the actual number of shares of stock to be delivered upon settlement of the performance shares based upon the Company’s performance over a specified period versus the Peer Group Companies selected by the Committee. One of the Peer Group Companies, Medco Health Solutions, Inc., is weighted more heavily than the others in the peer group because the Committee has determined that it represents a more direct business competitor. The period for measurement of the performance shares is three years commencing as of January 1 of the year during which they are granted. The number of shares of stock ultimately delivered is determined based on performance against the Peer Group Companies in three performance categories: total stockholder return, three-year compound annual growth in earnings per share, and three-year average return on invested capital. Assuming the Company’s performance for the performance period is at the 40th percentile, the actual shares of stock issued will equal 35% of the award targeted for the participating executive; at the 50th percentile, the actual shares of stock issued will equal 100% of the award targeted for the executive; and at the 80th percentile, the actual shares of common stock issued will equal 250% of the targeted award which is the maximum number of shares that can be awarded. If the performance falls between these percentile rankings, the actual shares of stock issued will be determined by interpolation. Realization of the performance share awards and their actual value, if any, will depend on the applicable targets being met and the market value of the stock on the date the performance share awards are settled. The actual target number of performance shares granted is determined based on the fair market value of the stock on the date of grant.

The Committee grants the three types of awards in order to meet several objectives. The Committee believes that measuring performance against the Company’s competitors with respect to important financial metrics adds a significant dimension to the long-term program design. By including performance shares, the program provides motivation both to achieve results that will be positively responded to in the marketplace and to produce results that exceed equivalent measures among the competitors. The weighting of the equity components that comprise the long-term plan package is subject to change based on the Committee’s evaluation and discretion.

In February 2008, the Committee concluded that it was appropriate to bring the chief executive officer’s total direct compensation (base pay, annual incentive bonus pay and long-term incentives) up to or near the 50th percentile among the Peer Group Companies. However, in keeping with the Company’s increased emphasis on pay-for-performance, the Committee concluded that a larger portion of the chief executive officer’s long-term incentive compensation (35%) should be represented by performance shares, as compared to the 25% for the Company’s other executive officers. As a result, beginning in 2008, Mr. Paz’s long-term incentive awards have been allocated as follows: 40% stock options, 25% restricted stock, and 35% performance shares.

The Committee has discretion to determine the vesting schedule for each time-based equity grant and generally makes grants that become exercisable in equal amounts over three years. Except in the cases of retirement, disability or death, executives generally must be employed by the Company at the scheduled vesting time for their equity awards in order for such vesting to occur.

The Committee has historically made annual equity grants (including stock options and SSARs) during the first calendar quarter, following the finalization of our year-end financial results. By making grants at this time, the Committee is able to consider the previous year’s financial performance in determining the size and structure of such grants, both in the aggregate and with respect to individual executives. Additionally, by making the awards during the first quarter, such grants are coordinated with the annual bonus awards and annual salary adjustments.

The size of a named executive’s equity compensation award is based upon the evaluation by the Committee regarding the contribution that the executive officer is expected to make to the overall growth and profitability during the vesting period. The Committee also considers long-term incentive compensation levels at the Peer Group Companies. While the Company maintains stock ownership guidelines, the Committee does not take into account existing stock ownership levels of individual executives in determining the amount of equity awards.

If a business transaction occurs that would change the basis for determining the results for incentive compensation payments, the Committee may adjust the metrics to reflect the new business circumstances in a manner that provides equivalent opportunity and results requirements. The Committee may also make similar adjustments to account for changes in accounting principles or practices, changes in the number of shares outstanding, and similar changes, and may determine whether adjustments should be made for one-time or extraordinary items, prior period adjustments, discontinued operations and similar items. Such adjustments could occur for the metrics in the Annual Bonus Plan or the performance share portion of the equity grants.

Perquisites.  In accordance with the compensation philosophy to pay for performance, no perquisites are provided to the senior executive officers that we would be required to report under the rules applicable to this proxy statement.

Deferred Compensation.  The Company provides an opportunity for executives to participate in the EDCP, a deferred compensation program that is intended to comply with the rules provided under section 409A of the Internal Revenue Code. Under the EDCP, participating executives can elect to defer up to 50% of their annual base pay and up to 100% of their annual bonus. In addition, we have historically made contributions to each executive’s account under the EDCP equal to 6% of the executive’s annual cash compensation, with the contributions subject to a cliff vesting at the end of the third calendar year following the year for which they are awarded. At such time as an executive becomes eligible for retirement under the EDCP (which occurs upon reaching a minimum of age 55 and having a combined age plus years of service with the Company of 65), all contributions made to such executive’s account under the EDCP immediately become vested. Other than the 6% annual cash contribution to the EDCP and the opportunity to participate in the ESI qualified 401(k) plan, the Company provides no retirement benefit to its executives.

Deferred compensation gives executives a tax favored method of accumulating assets for current or retirement living expenses. The three-year vesting schedule that applies to the Company contributions is intended to serve as a retention device for the executives. Amounts contributed to the EDCP by either the participant or the Company are assumed to have been invested in one or more of a number of publicly available mutual funds and a Company Common Stock Fund. The plan is not formally funded and the returns that are paid on the participants’ accounts are equal to the gain or loss on the hypothetical market investments. As a result, the Committee believes that the Company has not promised to pay above-market returns on any participant’s account under the EDCP.

2008 Compensation Decisions

Based on the compensation philosophy and objectives discussed above, the Committee, in consultation with the Compensation Consultant, evaluated our executive officers and determined for each named executive the following compensation with respect to base pay, Annual Bonus Plan payouts, and long-term incentives:

Base Pay.  The adjustments effective April 1, 2008, as set out in the chart below, reflect the adjustments for each named executive officer resulting from our annual review process and an assessment of each individual’s performance.

2008 Salary Adjustments

	Effective Date	Base Salary	Increase %

George Paz	April 1, 2007	$920,000	3%
	April 1, 2008	$950,000
Jeffrey Hall	April 1, 2007	N/A(a)	NA
	April 1, 2008	$450,000
Edward Stiften	April 1, 2007	$445,000	NA
	April 1, 2008	N/A(b)
Thomas Boudreau	May 21, 2007	$465,000	8%
	April 1, 2008	$500,000
Patrick McNamee	April 1, 2007	$425,000	13%
	April 1, 2008	$480,000
Michael Holmes	April 1, 2007	$390,000	13%
	April 1, 2008	$440,000

(a)	Mr. Hall joined the Company on April 1, 2008.

(b)	Mr. Stiften voluntarily terminated his employment with us on March 31, 2008.

Annual Bonus Plan.  Generally, the bonus payouts for performance below the threshold performance level, at the threshold performance level, and at the target performance level for 2008 would have been 0%, 25% and 100% respectively, and the maximum payout for the achievement of “stretch” performance goals would have been 250% of the target payout (200% of the target payout for Mr. Paz). For the 2008 performance period, the various bonus targets and payouts for the named executive officers (paid in March 2009) were as follows:

2008 Incentive Bonus Payouts

	Target	Payout	Target		Maximum		Actual		Actual
	Payout as a	Range as a %	Bonus Award		Bonus Award		Bonus Award		Award as a %
Name	% of Salary	of Target	($)(a)		($)		($)		of Target

George Paz	130%	0%-200%	$1,225,000		$2,450,000		$2,450,000		200%
Jeffrey Hall	70%	0%-250%	$315,000		$787,500		$630,000		200%
Edward Stiften	70%	0%-250%	NA(b	)	NA(b	)	NA(b	)	NA(b )
Thomas Boudreau	70%	0%-250%	$344,000		$860,000		$725,850		211%
Patrick McNamee	70%	0%-250%	$326,000		$815,000		$652,750		200%
Michael Holmes	70%	0%-250%	$299,000		$747,500		$598,500		200%

(a)	In determining the target bonus award, each executive’s target bonus percentage is applied to his base salary, with the effect of any salary adjustments during the year pro-rated for the portion of the year during which they were in effect.

(b)	Mr. Stiften voluntarily terminated his employment with us on March 31, 2008.

The payouts under the Annual Bonus Plan for 2008 were based on our actual EPS of $3.10 versus a budgeted EPS of $2.84, and actual EBITDA of $1,378.2 million against a budgeted EBITDA of $1,322.8 million.

Long-Term Incentive Awards.  Specific 2008 long-term incentive awards to the named executive officers are contained in the table under the caption “Grants of Plan Based Awards Table” on page 24.

Other Compensation Related Matters

Additional Benefits.  Except as specifically described in this Compensation Discussion and Analysis, the executive officers participate in employee benefit plans generally available to all employees on the same terms as similarly situated employees, including our 401(k) plan and health and welfare plans. The Company provides equivalent health insurance to all of our employees, and the employee paid portions of the premiums on such insurance are tiered such that more highly compensated employees pay higher premiums in order to subsidize the premiums for lower paid employees. As a result, the employee contributions paid by our executives are more than 300% higher than those paid by our lowest paid employees.

All of the executives have offices that are no larger than those of the regular offices in our headquarters building and reserved parking is not provided for employees at any level. No financial counseling programs are provided and the Company does not permit personal use of corporate aircraft without express prior approval of the Committee, which approval has never been sought nor granted.

Employment Agreements.  We have entered into employment agreements with our chief executive officer and each of our executive vice presidents, which also contain severance and change in control provisions. The Committee believes these agreements are appropriate for a number of reasons, including the following:

•	the agreements assist in attracting and retaining executives as we compete for talented employees in a marketplace where such agreements are commonly offered;

•	the severance provisions require terminated executives to execute a release in order to receive severance benefits and such benefits are conditioned upon compliance with various terms of the agreement, including non-competition, non-solicitation and non-disparagement covenants; and

•	the change in control and severance provisions help retain key personnel during rumored or actual acquisitions or similar corporate changes.

These agreements do not materially affect the Committee’s annual compensation determinations, as they only restrict its ability to reduce base salary.

Mr. Paz executed a new employment agreement effective April 1, 2008, which replaced an agreement entered into in April 2005. Each of the named executive officers (including Mr. Paz) entered into an amended and restated version of the employment agreement effective as of November 1, 2008. The primary purpose of the amendments was to create new early retirement options for our senior executives. After reviewing the existing agreements, the Committee determined that the existing retirement provisions applicable to long-term incentive grants were not practical and thus diluted the value of the long-term incentive component of our executives’ total compensation. Additional information about the amendments, as well as the severance and change in control provisions of the agreements, can be found under the caption “Employment Agreement and Potential Payments Upon Termination or Change in Control” on page 29.

Special Adjustments and Awards to Retiring Executive.  On March 4, 2009, the Committee approved several compensation-related items for Mr. Boudreau, who retired from the Company on April 1, 2009. As discussed above, effective for November 2008, the Company previously entered into an amended and restated employment agreement with Mr. Boudreau (and the other named executive officers), which, among other things, established new terms related to “Early Retirement” and “Tenured Retirement” (see caption “Employment Agreement and Potential Payments Upon Termination or Change in Control” on page 29 for additional information). The new terms generally apply only to long-term incentive grants beginning in 2008. The purpose of the special adjustments and awards by the Committee described below is to apply the new retirement provisions to certain long-term incentive grants that are not covered by Mr. Boudreau’s amended executive employment agreement. Accordingly, 46,608 SSARs (with an exercise price of $39.325) were modified so that: 31,072 vested SSARs will remain exercisable through 2012 (instead of February 2014, as previously provided); 8,027 unvested SSARs will continue to vest in 2010 (instead of the original 15,536 SSARs that would have vested at that time) and remain exercisable through 2012 (instead of February, 2014, as previously provided); and the remaining 7,509 unvested SSARs were forfeited. In addition, he will be entitled to receive 51.7% of any shares awarded under performance shares awarded to him in 2007. Finally, he received an award of 3,527 restricted stock units that vest over two years (subject to his compliance with his post-retirement obligations), while 6,826 shares of unvested restricted stock were forfeited. All of the items approved by the Committee were effective on April 1, 2009, the date of Mr. Boudreau’s retirement.

Deductibility of Compensation.  The goal for the deductibility of compensation is to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent deemed practicable or appropriate by the Committee. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly-traded company may deduct in any one year for any of its “named executive officers.” This limitation does not apply to performance-based compensation meeting certain requirements (including the requirement that such compensation be paid under a stockholder-approved plan). For 2008, the grants of stock options and performance shares were designed to satisfy the deductibility requirements of Section 162(m).

As discussed above, the annual bonus awards are awarded and paid under the 2000 LTIP, thus satisfying the requirement under Section 162(m) that performance-based compensation be paid pursuant to a stockholder-approved plan. Accordingly, the Committee intends for these awards under the annual incentive program to be deductible for 2008 and future years.

Stock Ownership Guidelines.  In 2001, the Committee established guidelines for stock ownership among its executive group. The purpose of the guidelines is to have each executive show his or her commitment to the Company and to its stockholders by holding a prescribed number of full value shares or restricted stock. While restricted stock, performance shares and phantom stock equivalents under the EDCP are included in determining compliance with these thresholds, stock options and SSARs, whether vested or unvested are not included. Even though these guidelines are not mandatory, each executive’s status with respect to stock ownership is annually reviewed and communicated. Each executive has five years from the time of becoming an executive officer to attain the recommended ownership level. The guidelines require each individual to hold a number of eligible shares with a value at least equal to a multiple of his or her base annual salary as follows: 4.0x for the chief executive officer, 3.5x for the chief operating officer, 3.0x for all executive vice presidents, 2.5x for all senior vice presidents, and 1.5x-2.0x for our vice presidents.

As of December 31, 2008, each of the named executive officers has met his stock ownership requirements through holdings of shares of the stock, including restricted stock, performance shares or share equivalents beneficially owned under the deferred compensation plan.

Option Granting Policy.  Effective in November 2006, the Committee adopted a Policy for Grant Approvals and for Establishing Grant Date for Equity Grants. Under this policy:

•	annual awards of equity will be approved by the Committee during the first quarter of each fiscal year, or at a special meeting, normally in advance of the annual earnings release, with an effective grant date as of the third trading date following the date of the earnings release;

•	special awards for new hires, retention, promotional and special recognition may be granted during an “open window” trading period or, if the chief executive officer or the Committee acts outside of such a period, with an effective date as of the third trading date following the next succeeding annual earnings release (the chief executive officer may only approve grants to employees below the level of vice president);

•	the exercise price of stock options and stock appreciation rights will be not less than the closing trading price of the stock on the grant date; and

•	equity grants with a prospective grant date will be made on a nominal value basis consistent with the method the Company uses to value options for financial reporting purposes under Statement of Financial Accounting Standard, or “SFAS,” No. 123R.

Derivatives Trading.  Because a primary goal of equity-based incentive compensation is to align the interests of our executives with our stockholders, our policy prohibits the trading of derivative securities related to shares of our stock.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT

The Compensation and Development Committee of Express Scripts, Inc. has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based on such review and discussions, the Compensation and Development Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

March 31, 2009

COMPENSATION AND DEVELOPMENT COMMITTEE

Gary Benanav, Chairman
Maura Breen
Nicholas LaHowchic

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Development Committee is comprised of Gary Benanav (Chair), Maura Breen and Nicholas J. LaHowchic, none of whom are employees or current or former officers of our Company, or had any relationship with our Company required to be disclosed under “Certain Relationships and Related Party Transactions.”

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our named executive officers listed in the table for the year ended December 31, 2008:

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	(1)($)	(2)($)	(3)($)	($)		($)
(a)	(b)	(c)	(e)	(f)	(g)	(i)		(j)

George Paz	2008	$941,808	$6,724,588	$2,462,023	$2,450,500	$195,448	(4)	$12,774,367
President, Chief Executive	2007	$882,308	$2,552,140	$2,290,983	$2,124,000	$114,732	(5)	$7,964,163
Officer, Chairman	2006	$780,000	$1,513,542	$1,826,498	$842,400	$129,680	(6)	$5,092,120
Edward Stiften(7)	2008	$128,365	$19,590	$470,386	$0	$0		$618,341
Former Executive Vice President,	2007	$435,308	$999,747	$870,048	$697,600	$45,996	(8)	$3,048,699
Chief Financial Officer	2006	$409,000	$755,788	$870,345	$331,290	$51,878	(8)	$2,418,301
Jeffrey Hall	2008	$328,846	$590,548	$544,875	$630,000	$19,731	(8)	$2,114,000
Executive Vice President,	2007	—	—	—	—	—		—
Chief Financial Officer	2006	—	—	—	—	—		—
Thomas Boudreau(9)	2008	$490,442	$1,750,698	$699,773	$725,850	$78,496	(10)	$3,745,259
Executive Vice President,	2007	$447,096	$614,579	$510,498	$626,150	$55,387	(11)	$2,253,710
Law and Strategy, General	2006	$411,000	$369,230	$616,459	$288,522	$65,270	(12)	$1,750,481
Counsel
Michael Holmes	2008	$426,346	$1,011,026	$581,148	$598,500	$65,725	(13)	$2,682,745
Executive Vice President,	2007	$360,250	$352,369	$495,566	$477,400	$44,923	(14)	$1,730,508
Strategy, Human Capital &	2006	$309,000	$138,489	$572,772	$200,970	$17,983	(15)	$1,239,214
Emerging Markets
Patrick McNamee	2008	$464,981	$1,067,486	$513,313	$652,750	$70,857	(16)	$2,769,387
Executive Vice President,	2007	$391,615	$419,727	$335,507	$524,300	$54,067	(17)	$1,725,216
Operations & Technology	2006	$339,000	$185,824	$233,248	$302,659	$55,504	(18)	$1,116,235

(1)	The amounts in column (e) represent the dollar amount of expense recognized for financial statement reporting purposes in stated year for the fair value of restricted stock and performance share awards granted in stated year and in prior years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. For restricted stock and performance share awards, fair value is calculated using the closing price of our common stock on the date of grant. For additional information regarding stock-based compensation, refer to Note 12 to the Consolidated Financial Statements included in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 (our “2008 10-K” ), Note 11 to the Consolidated Financial Statements included in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 (our “2007 10-K”) and Note 10 to the Consolidated Financial Statements included in the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006 (our “2006 10-K”).

(2)	The amounts in column (f) represent the dollar amount of expense recognized for financial statement reporting purposes in the stated year for the fair value of stock options and SSARs granted in the stated year and in prior years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executives. The fair value of options and SSARs granted is estimated on the date of grant using a Black-Scholes multiple option-pricing model. For additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to Note 12 Consolidated Financial Statements included in the financial statements in our 2008 10-K, Note 11 to the Consolidated Financial Statements included in the financial statements in our 2007 10-K and Note 10 to the Consolidated Financial Statements included in the financial statements in our 2006 10-K.

(3)	The amounts in column (g) reflect the cash awards paid to the named executives under our annual bonus plan, as discussed in the Compensation Discussion and Analysis above. These amounts were paid in March 2009, March 2008 and March 2007 for performance during 2008, 2007 and 2006, respectively.

(4)	Consists of (i) basic company credit contribution of $183,948 by the Company under the EDCP and (ii) $11,500 matching contribution in connection with the Company’s 401(k) Plan.

(5)	Consists of (i) basic company credit contribution of $103,482 by the Company under the EDCP and (ii) $11,250 matching contribution in connection with the Company’s 401(k) Plan.

(6)	Consists of (i) basic company credit contribution of $118,680 by the Company under the EDCP and (ii) $11,000 matching contribution in connection with the Company’s 401(k) Plan.

(7)	Mr. Stiften voluntarily terminated his employment as chief financial officer of the Company on March 31, 2008. Mr. Stiften forfeited all equity awards that were unvested as of his resignation.

(8)	Reflects the basic company credit contribution made by the Company under the EDCP.

(9)	Mr. Boudreau retired from the Company on April 1, 2009. In connection with his retirement, Mr. Boudreau forfeited (i) 7,509 unvested SSARs granted during 2007, (ii) 8,434 unvested shares of restricted stock originally granted between 2004 and 2008, and (iii) approximately 48% of the performance shares payable in the future (based upon the extent the performance criteria are ultimately met). Upon retirement, Mr. Boudreau received a grant of 3,527 restricted stock units, which entitle him to receive shares of our common stock upon vesting (2,516 units vest on February 22, 2010; 1,011 units vest on February 22, 2011). The restricted stock units will vest as if Mr. Boudreau were still employed by the Company.

(10)	Consists of (i) basic company credit contribution of $66,996 by the Company under the EDCP and (ii) $11,500 matching contribution in connection with the Company’s 401(k) Plan.

(11)	Consists of (i) basic company credit contribution of $44,137 by the Company under the EDCP and (ii) $11,250 matching contribution in connection with the Company’s 401(k) Plan.

(12)	Consists of (i) basic company credit contribution of $54,270 by the Company under the EDCP and (ii) $11,000 matching contribution in connection with the Company’s 401(k) Plan.

(13)	Consists of (i) basic company credit contribution of $54,225 by the Company under the EDCP and (ii) $11,500 matching contribution in connection with the Company’s 401(k) Plan.

(14)	Consists of (i) basic company credit contribution of $33,673 by the Company under the EDCP and (ii) $11,250 matching contribution in connection with the Company’s 401(k) Plan.

(15)	Reflects the basic company credit contribution made by the Company under the EDCP.

(16)	Consists of (i) basic company credit contribution of $59,357 by the Company under the EDCP and (ii) $11,500 matching contribution in connection with the Company’s 401(k) Plan.

(17)	Consists of (i) basic company credit contribution of $41,656 by the Company under the EDCP and (ii) $12,411 matching contribution in connection with the Company’s 401(k) Plan, $1,161 of which is a catch-up contribution for 2006.

(18)	Consists of (i) basic company credit contribution of $44,504 by the Company under the EDCP and (ii) $11,000 matching contribution in connection with the Company’s 401(k) Plan, $1,161 of which is a catch-up contribution for 2005.

GRANTS OF PLAN-BASED AWARDS IN 2008

The following table provides additional information about awards of restricted stock, non-qualified stock options and performance shares granted to the named executive officers in 2008:

									All Other	All Other
									Stock	Option
									Awards:	Awards:	Exercise	Grant Date
									Number of	Number of	or Base	Fair Value
			Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Price of	of Stock
			Non-Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards(3)			Stock or	Underlying	Option	Option
	Grant	Committee	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(4)	Options(5)	Awards	Awards(6)
Name	Date	Action Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)(1)	(1)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

George Paz	2/26/2008	2/20/2008				12,856	36,732	91,830			$63.84	$5,862,427
	2/26/2008	2/20/2008							26,237		$63.84	$1,674,970
	2/26/2008	2/20/2008								143,276	$63.84	$2,680,015
	2/20/2008	N/A	$0	$1,235,000	$2,470,000
Edward Stiften	N/A	N/A	$0	N/A	N/A
Jeffrey Hall	5/27/2008	N/A				2,079	5,940	14,850			$71.54	$1,062,369
	5/27/2008								3,494		$71.54	$249,961
	5/27/2008								5,940		$71.54	$424,948
	5/27/2008									35,780	$71.54	$749,985
	5/27/2008									40,551	$71.54	$849,990
	5/27/2008		$0	$315,000	$787,500
Thomas Boudreau	2/26/2008	2/20/2008				2,056	5,874	14,685			$63.84	$937,490
	2/26/2008	2/20/2008							5,874		$63.84	$374,996
	2/26/2008	2/20/2008								40,095	$63.84	$749,977
	2/20/2008	N/A	$0	$350,000	$875,000
Michael Holmes	2/26/2008	2/20/2008				1,919	5,482	13,705			$63.84	$874,927
	2/26/2008	2/20/2008							5,482		$63.84	$349,971
	2/26/2008	2/20/2008								37,422	$63.84	$699,978
	2/20/2008	N/A	$0	$308,000	$770,000
Patrick McNamee	2/26/2008	2/20/2008				1,987	5,678	14,195			$63.84	$906,209
	2/26/2008	2/20/2008							5,678		$63.84	$362,484
	2/26/2008	2/20/2008								38,759	$63.84	$724,987
	2/20/2008	N/A	$0	$336,000	$840,000

(1)	The grant date for equity-based awards reported in column (b) may differ from the date the equity awards were approved by the Committee. Annual awards of equity are generally approved by the Committee during the first quarter of each fiscal year, normally in advance of the annual earnings release, with an effective grant date as of the third trading date following the date of the earnings release. Special awards for new hires, retention, promotional and special recognition may be granted during an “open window” trading period or, if the chief executive officer or the Committee acts outside of such a period, with an effective date as of the third trading date following the next succeeding annual earnings release.

(2)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum payouts under the annual bonus plan for 2008. The actual payouts for 2008 can be found in our Compensation Discussion and Analysis on page 19.

(3)	The amounts in columns (f), (g) and (h) represent the threshold, target and maximum payouts under the performance share grants made to the named executives for the January 1, 2008 through January 1, 2011 performance period. The number of shares of our common stock to be delivered upon settlement of the performance shares will be determined based upon our performance over a set period versus the peer group companies identified in our Compensation Discussion & Analysis on page 14. For our 2008 performance awards, in order for any shares to be issued under the performance share awards, our composite performance over the three year period commencing in 2008 is required to rank in at least the 40th percentile in relation to the peer group companies. Assuming our composite performance for the performance period is/was at the 40th percentile, the actual shares of common stock issued will equal 35% of the award targeted for the named executive officer; at the 50th percentile, the actual shares of common stock issued will equal 100% of the award targeted for the named executive officer; and at the 80th percentile, the actual shares of common stock issued will equal 250% of the award targeted for the named executive officer, which is the maximum number of shares that can be awarded. If our composite performance falls between these percentile rankings, the actual shares of common stock issued will be determined by interpolation. Realization of the performance share awards and their actual value, if any, will depend on the applicable targets being met and the market value of our common stock on the date the performance share awards are settled.

(4)	The numbers in column (i) represent the restricted stock awards granted to the named executives on February 26, 2008 and May 27, 2008. For each of the February 26, 2008 awards, one-third of these restricted stock awards are scheduled to vest on each of February 28, 2009, February 28, 2010 and February 28, 2011, subject to acceleration under the terms of the 2000 LTIP. The May 27, 2008 restricted stock awards are scheduled to vest one-third on each of May 27, 2009, May 27, 2010 and May 27, 2011, subject to acceleration under the terms of the 2000 LTIP. The restricted stock awards include the right to receive all dividends paid on the shares and the right to vote the shares.

(5)	The numbers in column (j) represent the non-qualified stock options granted to the named executives on February 26, 2008 and May 27, 2008. The options have an exercise price of $63.84 and $71.54 respectively (the closing price of our common stock on the respective grant dates), are scheduled to vest on each of the first three anniversaries of the date of grant subject to acceleration under the terms of the 2000 LTIP, and will expire seven years following the grant.

(6)	The amounts in column (l) for restricted stock and performance share awards are based on the market value of our common stock on the grant date ($63.84 per share on February 26, 2008, and $71.54 on May 27, 2008), with the maximum number of performance shares used. The amounts in column (l) for options are estimated on the date of grant using a Black-Scholes multiple option-pricing model. For additional information regarding stock-based compensation, including the assumptions used in the Black-Scholes model, refer to Note 12 to the Consolidated Financial Statements included in the financial statements in our 2008 10-K.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

The following table provides information on vested and unvested equity awards held by the named executive officers as of December 31, 2008:

		Option Awards						Stock Awards
													Equity
													Incentive
											Equity		Plan
											Incentive		Awards:
											Plan		Market or
					Equity						Awards:		Payout
					Incentive					Market	Number of		Value of
					Plan					Value of	Unearned		Unearned
					Awards:					Shares or	Shares, Units		Shares,
		Number of	Number of		Number of			Number of		Units of	or Other		Units or
		Securities	Securities		Securities			Shares or		Stock	Rights		Other
		Underlying	Underlying		Underlying	Option		Units of Stock		That	That		Rights That
		Unexercised	Unexercised		Unexercised	Exercise	Option	That Have		Have Not	Have Not		Have Not
		Options	Options		Unearned	Price	Expiration	Not Vested		Vested	Vested		Vested
Name	Grant	Exercisable	Unexercisable		Options	($)	Date	(#)		($)	(#)		($)
(a)	Date	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)		(j)

George Paz	2/10/04	72,008				$17.3275	2/10/11
	3/5/04	83,156				$18.79	3/5/11
	3/1/05	103,520				$19.32	3/1/12
	4/11/05	160,000				$21.40	4/11/12
	2/28/06	91,899	45,949	(1)		$43.635	2/28/13	9,098	(4)	$500,208	68,235	(7)	$3,751,560
	2/22/07	68,358	136,716	(2)		$39.325	2/22/14	23,310	(5)	$1,281,584	87,415	(8)	$4,806,077
	5/23/07							2,305	(5)	$126,729	14,230	(8)	$782,365
	2/26/08	0	143,276	(3)		$63.84	2/26/15	26,237	(6)	$1,442,510	91,830	(9)	$5,048,813
Edward Stiften	2/22/07	19,886				$39.325	4/4/09
Jeffrey Hall	5/27/08	0	76,331	(10)		$71.54	5/27/15	9,434	(11)	$518,681	14,850	(9)	$816,453
Thomas Boudreau	10/29/04										1,608	(12)	$88,407.84
	3/1/05	38,432				$19.32	3/1/12
	2/28/06	23,438	11,718	(1)		$43.635	2/28/13	2,320	(4)	$127,554	17,405	(7)	$956,927
	2/22/07	15,536	31,072	(2)		$39.325	2/22/14	5,297	(5)	$291,229	19,865	(8)	$1,092,178
	5/23/07							524	(5)	$28,810	3,235	(8)	$177,860
	2/26/08	0	40,095	(3)		$63.84	2/26/15	5,874	(6)	$322,953	14,685	(9)	$807,381
Michael Holmes	12/30/05	18,072				$41.90	12/30/12
	2/28/06	0	6,172	(1)		$43.635	2/28/13	1,222	(4)	$67,186	9,165	(7)	$503,892
	2/22/007	9,632	19,264	(2)		$39.325	2/22/14	3,284	(5)	$180,554	12,315	(8)	$677,079
	5/23/07							325	(5)	$17,868	2,005	(8)	$110,235
	2/26/08	0	37,422	(3)		$63.84	2/26/15	5,482	(6)	$301,400	13,705	(9)	$753,501
Patrick McNamee	2/28/06	12,539	6,269	(1)		$43.635	2/28/13	1,241	(4)	$68,230	9,310	(7)	$511,864
	2/22/07	10,565	21,129	(2)		$39.325	2/22/14	3,602	(5)	$198,038	13,510	(8)	$742,780
	5/23/07							356	(5)	$19,573	2,200	(8)	$120,956
	2/26/08	0	38,759	(3)		$63.84	2/26/15	5,678	(6)	$312,176	14,195	(9)	$780,441

(1)	The unvested portion of this SSARs grant is scheduled to vest on February 28, 2009.

(2)	The unvested portion of this SSARs grant is scheduled to vest in two (2) substantially equal installments on February 22, 2009, and February 22, 2010.

(3)	The unvested portion of this option grant is scheduled to vest in three (3) substantially equal installments on February 26, 2009, February 26, 2010, and February 26, 2011.

(4)	The unvested portion of this restricted stock award is scheduled to vest on February 28, 2009.

(5)	The unvested portion of this restricted stock award is scheduled to vest in two (2) substantially equal installments on February 22, 2009 and February 22, 2010.

(6)	The unvested portion of this restricted stock award is scheduled to vest in three (3) substantially equal installments on February 28, 2009, February 28, 2010, and February 28, 2011.

(7)	Performance shares became payable following the end of the performance period on January 1, 2009; the number of shares payable may increase or decrease from the target shares, based upon the achievement of performance criteria. The stated numbers reflect the maximum possible award, which was distributed as a result of achievement of the performance goals during the performance period.

(8)	Performance shares become payable following the end of the performance period on January 1, 2010. In accordance with SEC rules, because the maximum number of shares was awarded for the performance shares which settled in 2009, we are also reporting the maximum number (250% of target) for all outstanding awards. The number of shares payable may decrease from the maximum amount based upon the achievement of performance criteria.

(9)	Performance shares become payable following the end of the performance period on January 1, 2011. In accordance with SEC rules, because the maximum number of shares was awarded for the performance shares that settled in 2009, we are also reporting the maximum number (250% of target) for all outstanding awards. The number of shares payable may decrease from the maximum amount based upon the achievement of performance criteria.

(10)	The unvested portion of this option grant is scheduled to vest in three (3) substantially equal installments on May 27, 2009, May 27, 2010, and May 27, 2011.

(11)	The unvested portion of this restricted stock award is scheduled to vest in three (3) substantially equal installments on May 27, 2009, May 27, 2010, and May 27, 2011.

(12)	Restricted stock grant with original vesting date of October 29, 2014, with potential for accelerated vesting based on the achievement of certain financial performance targets. Based upon achievement of certain financial performance targets, vesting of 27,296 shares was accelerated to March 31, 2006 and the balance of 1,608 shares was forfeited upon Mr. Boudreau’s retirement on April 1, 2009.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information on the value realized by the named executive officers for stock options and SSARs exercised during 2008, and for restricted stock awards which vested during 2008:

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise (1)	Acquired on Vesting	Vesting (2)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

George Paz	188,400	$11,779,735	21,907	$1,422,994
Edward Stiften	224,141	$11,421,754	7,380	$477,459
Jeffrey Hall	—	—	—	—
Thomas Boudreau	77,140	$4,354,627	5,231	$339,304
Michael Holmes	48,490	$1,438,343	3,027	$196,737
Patrick McNamee	46,000	$2,539,458	10,021	$634,811

(1)	The amount in column (c) reflects value of the options exercised based on the difference between the exercise price for the options and the actual market value upon exercise.

(2)	The amount in column (e) reflects value of the vested stock based on the closing price for our stock on the vesting date.

NONQUALIFIED DEFERRED COMPENSATION IN 2008

The following table provides information on contributions, earnings and account balances for the named executives in our Executive Deferred Compensation Plan, or “EDCP”:

	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions in		Contributions in	Earnings in	Withdrawals/	Balance
	Last FY		Last FY(1)	Last FY	Distributions	at Last FYE
Name	($)		($)	($)	($)	($)
(a)	(b)		(c)	(d)	(e)	(f)

George Paz	$0		$103,482	$(554,369)	$0	$3,185,541
Edward Stiften	$0		$45,996	$(38,725)	$45,673	$0
Jeffrey Hall	$0		$0	$0	$0	$0
Thomas M. Boudreau	$313,075	(2)	$44,137	$(1,055,870)	$0	$2,504,664
Michael Holmes	$0		$33,673	$(13,183)	$0	$44,392
Patrick McNamee	$516,698	(2)	$41,656	$(105,175)	$1,307,803	$84,337

(1)	The amounts in column (c) reflect contributions made by us during 2008 to the named executives’ accounts under the EDCP. These amounts are equal to 6% of all cash compensation (salary and annual bonus) received by the named executives during 2007, and were reported in the 2007 Summary Compensation Table included in our 2008 proxy statement. These contributions vest as of December 31 of the third year after the year with respect to which they were calculated, in this case December 31, 2010, unless the executive is eligible for retirement under the EDCP, in which case these contributions vest immediately. Mr. Boudreau was eligible for retirement under the EDCP.

(2)	This amount reflects deferral of a portion of the named executive’s base salary during 2008, and is included in the named executive’s base salary in the 2008 Summary Compensation Table above.

The material terms of the EDCP are described in our Compensation Discussion and Analysis under “Components of Executive Compensation — Deferred Compensation” on page 18.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE IN CONTROL

Employment Agreements with Named Executive Officers

Previous Agreements.  On April 1, 2005, we entered into an employment agreement with Mr. Paz in connection with his promotion to the office of chief executive officer. This agreement with Mr. Paz was effective as of April 1, 2005 with a term through March 31, 2008. On April 1, 2008, we entered into a new employment agreement with Mr. Paz, and we also entered into an executive employment agreement with Mr. Hall upon his hiring. On May 1, 2006, we entered into executive employment agreements with several key executives, including each of the named executive officers other than Mr. Paz and Mr. Hall. The initial employment period under these agreements ran from May 1, 2006 through March 31, 2007 with automatic renewals for successive one-year renewal periods unless either party gave proper notice.

New Agreements.  On October 31, 2008, we entered into amended and restated employment agreements with all of the named executive officers (except for Mr. Stiften whose employment terminated on March 31, 2008), which we refer to as the “revised 2008 agreements.” Each revised 2008 agreement has an effective date of November 1, 2008 and replaces all previous employment agreements between us and each named executive officer.

General Terms.  The revised 2008 agreements are substantially identical (except as specifically set forth below) and provide for the following:

•	Term of Employment Agreements. The revised 2008 agreement with Mr. Paz runs through March 31, 2011 without renewal other than through the mutual agreement of the parties. The employment period under the revised 2008 agreements for the other named executive officers (other than Mr. Paz) runs through March 31 of each year and is automatically renewed for successive one-year periods unless either party provides at least ninety days notice prior to the end of the then current term. Neither party under any of these agreements (except for the agreement with Mr. Boudreau) gave such notice prior to the end of the current employment period of March 31, 2009 and, as a result, each of these agreements has been renewed through March 31,

2010. The agreement with Mr. Boudreau was terminated by mutual agreement as of the date of Mr. Boudreau’s retirement on April 1, 2009.

•	Compensation and Benefits. Each of the revised 2008 agreements generally provides for: (i) the payment of an annual base salary (which may not be reduced after any increase); (ii) a guaranteed minimum annual bonus target equal to a fixed percentage of the executive’s base salary pursuant to and in accordance with our bonus plan; (iii) participation in our employee benefit plans (other than bonus and incentive plans) on the same basis as such plans are generally made available to our other senior executives; (iv) the right to receive restricted stock units, stock options and other equity awards and deferred compensation, to the extent determined by us and our board of directors; (v) the reimbursement of reasonable business expenses incurred in performing the executive’s duties; and (vi) such perquisites and fringe benefits to which our other senior executives are entitled and which are suitable for the executive’s position.

The compensatory amounts for each of the named executives under the amended and restated agreements are as follows:

Named Executive	Initial Annual	Current Annual		Guaranteed Minimum
Officer(1)	Base Salary(2)	Base Salary(3)		Annual Bonus Target (4)

George Paz	$950,000	$980,000		130%
Jeffrey Hall	$450,000	$530,000		70%
Thomas Boudreau	$500,000	N/A	(5)	70%
Patrick McNamee	$480,000	$494,400		70%
Michael Holmes	$440,000	$453,200		70%

(1)	Mr. Stiften voluntarily terminated employment as of March 31, 2008.

(2)	Annual base salary in effect as of November 1, 2008, the effective date of each revised 2008 agreement.

(3)	Current annual base salaries were effective April 1, 2009.

(4)	Expressed as a percentage of the executive’s annual base salary.

(5)	Mr. Boudreau retired effective as of April 1, 2009.

•	Benefits Upon Termination of Employment Prior to Expiration of Employment Period. Each revised 2008 agreement provides for the provision and forfeiture of certain benefits if the executive’s employment is terminated prior to the expiration of the employment period (including any renewal period in effect). In general, if the executive’s employment is terminated prior to expiration of the employment period, the executive is not entitled to receive any further payments or benefits that have not already been paid or provided except as follows:

•	The executive will be entitled to (i) all previously earned and accrued, but unpaid, annual base salary; (ii) reimbursement for any business expenses properly incurred prior to termination; and (iii) such other employee benefits (if any) to which the executive may be entitled under our employee benefit plans.

•	If the executive’s employment is terminated by us other than for “cause” or “disability”, or by the executive for “good reason” (as each of those terms are defined in the revised 2008 agreement), the executive is entitled to receive: (i) any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation and Development Committee; (ii) a severance benefit equal to 18 months of his base salary plus 150% of a specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years (which amount may be greater if the termination date occurs within one year after a change in control of the Company) payable in equal monthly installments over 18 months; and (iii) reimbursement for the cost of continuing medical insurance under COBRA for a period of 18 months after termination (36 months for Mr. Paz).

•	If the executive’s employment terminates on account of death, “disability” or “retirement” (as those terms are defined in the revised 2008 agreement) prior to the end of his initial employment period under the agreement, he generally is entitled to receive (i) any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation and Development Committee; and (ii) reimbursement for the cost of continuing medical insurance under COBRA for a period of 18 months (36 months for Mr. Paz). Also, with respect to any equity grants made to the executive under our 2000 Long Term Incentive Plan during the term of the agreement, a proper “retirement” under the revised 2008 agreement is treated as a retirement under such plan. In addition, if an executive’s retirement qualifies as a “tenured retirement” or an “early retirement,” he would be eligible for certain additional items as described below.

In addition, if either party elects not to renew the revised 2008 agreement at the end of any employment period, the executive will be entitled to receive any annual bonus earned for a previously completed fiscal year but unpaid as of the termination date, payable to the extent the corporate bonus pool is approved by the Compensation and Development Committee.

•	Benefits Upon “Tenured Retirement.” If the executive’s employment terminates on account of a “tenured retirement” (as defined by the revised 2008 agreement), in addition to the benefits upon retirement as described above, the executive would be entitled to the following:

•	For all stock options or stock appreciation rights granted after January 1, 2008 (i) vested awards would remain vested and exercisable through the end of their term, and (ii) unvested awards would continue to vest in accordance with their terms as if the executive were still employed by us, and remain vested and exercisable through the end of their term.

•	For all unvested restricted stock units granted after January 1, 2008, such awards would continue to vest in accordance with their terms as if the executive were still employed by us.

•	For all unvested performance shares granted after January 1, 2008, such shares would be considered vested upon retirement, but only to the extent the performance criteria are ultimately met; provided, however, that for any years in the performance period during which the executive works less than three months, a pro-rated portion of the performance shares would be subject to a cap of 100% of target.

•	Benefits Upon “Early Retirement.” If the executive’s employment terminates on account of “early retirement” (as defined in the revised 2008 agreement”), in addition to the benefits upon retirement as described above, the executive would be entitled to the following:

•	For all stock options or stock appreciation rights granted after January 1, 2008 (i) vested awards would remain vested and exercisable for the standard post-termination period set out in our Long Term Incentive Plan, plus an additional month for each month the executive worked past his 55th birthday through retirement, and (ii) a pro-rated portion of the unvested awards (determined based on the number of months worked past age 55 through retirement, divided by 60) would continue to vest in accordance with its terms as if the executive were still employed by us, and remain vested and exercisable for the same extended period as the vested options in the preceding phrase (i).

•	For all unvested restricted stock units granted after January 1, 2008, a pro-rated portion of the unvested awards (determined based on the number of months worked past age 55 through retirement, divided by 60) would continue to vest in accordance with its terms as if the executive were still employed by us.

•	For all unvested performance shares granted after January 1, 2008, a pro-rated portion of the unvested shares (determined based on the number of months worked past age 55 through retirement, divided by 60) would be considered vested upon retirement, but only to the extent the performance criteria are ultimately met; provided, however, that for any years in the performance period during which the executive works less than three months, a further pro-rated portion of the performance shares would be subject to a cap of 100% of target.

•	Restrictive Covenants. Upon termination of each executive’s employment with us, such executive is prohibited from (i) soliciting any client or prospective client of ours for a period of two years after termination; (ii) soliciting or hiring any employee of ours for a period of two years after termination; (iii) competing with us for a period of eighteen months after termination; or (iv) disclosing certain confidential information with respect to us or our business. If, following either a tenured retirement or an early retirement, the executive violates these covenants, then the executive would forfeit all unvested or unexercised equity awards, and would be required to reimburse us for any realized benefits resulting from his retirement.

•	Tax Indemnification. In the event that any amount or benefit paid or distributed to an executive pursuant to the revised 2008 agreement, taken together with any amounts or benefits otherwise paid or distributed to such executive by us pursuant to any other arrangement or plan (we refer to such payments as “covered payments”), would result in the executive’s liability for the payment of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, we will make a “gross-up” payment to the executive to fully offset the excise tax, provided the aggregate present value of the covered payments is equal to or exceeds 125% of the maximum total payment which could be made to the executive without triggering the excise tax. If the aggregate present value of the covered payments, however, exceeds such maximum amount, but is less than 125% of such maximum amount, then we may, in our discretion, reduce the covered payments so that no portion of the covered payments is subject to the excise tax, and no gross-up payment would be made.

Estimated Benefits.  The table below reflects the amount of incremental compensation that would be paid to each named executive officer upon the termination of his employment or upon a change in control. These amounts assume that such termination or change in control was effective as of December 31, 2008 (except for Mr. Stiften for which the amounts reflect a voluntary termination as of March 31, 2008), and that the price of our common stock upon which certain of the calculations are made was the closing price of $54.98 per share on that date. Accordingly, the computation of these amounts requires us to make certain estimates that are further described above in the description of the revised 2008 agreement or in the accompanying footnotes. Some of these amounts are payable pursuant to the terms of the revised 2008 agreement while others arise from the terms of the applicable grant and/or benefit plan. Those amounts payable pursuant to the revised 2008 agreement generally require the executive to sign a general release and to comply with certain contractual terms including those related to noncompetition, nonsolicitation and non-disparagement.

Because the incremental amount of payments to be made depends on several factors, the actual amounts to be paid out upon termination of employment or a change in control can only be determined at the time of the event. The tables do not include the nonqualified deferred compensation that would be paid, which is set forth in the “Nonqualified Deferred Compensation Table” above, except to the extent an individual is entitled to an additional benefit as a result of the termination or change in control. The estimated payments upon termination and change in control are as follows:

GEORGE PAZ

			Good Reason or					Change in Control(1)
Executive Benefits and			Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary	Retirement	for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	(4)	Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0	$3,277,500	(2)	$0	$0		$0		$4,467,375	(2)(3)
Accrued but Unpaid
Annual Bonus	0	0	0		0	0		0		0
Long-term Incentives
Performance Shares	0	0	5,914,770	(5)	0	5,914,770	(5)	8,006,463	(6)	8,006,463	(6)
Stock Options/SSARs Unvested & Accelerated	0	0	0		0	2,661,580		2,661,580		2,661,580
Restricted Stock Unvested & Accelerated	0	0	0		0	2,300,961		1,675,516	(7)	3,351,031
Deferred Compensation Unvested & Accelerated	0	0	0		0	190,682		0		0	(3)
Benefits:
Post-termination Health Care	0	0	46,372	(8)	0	46,372	(8)	0		46,372	(8)
Accrued Vacation/PTO	127,885	0	127,885		0	127,885		127,885	(9)	127,885	(3)
280G Tax Gross-up	0	0	0		0	0		0		0
Total:	$127,885	$0	$9,366,527		$0	$11,242,250		$12,471,444		$18,660,706

JEFFREY HALL

			Good Reason or					Change in Control(1)
Executive Benefits and			Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary	Retirement	for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	(4)	Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0	$923,063	(2)	$0	$0		$0		$923,063	(2)(3)
Accrued but Unpaid
Annual Bonus	0	0	0		0	0		0		0
Long-term Incentives
Performance Shares	0	0	108,850	(5)	0	108,850	(5)	326,581	(6)	326,581	(6)
Stock Options/SSARs
Unvested & Accelerated	0	0	0		0	0		0		0
Restricted Stock
Unvested & Accelerated	0	0	0		0	189,324		259,341		518,681
Deferred Compensation
Unvested & Accelerated	0	0	0		0	0		0		0
Benefits:
Post-termination Health Care	0	0	23,186	(8)	0	23,186	(8)	0		23,186	(8)
Accrued Vacation/PTO	26,955	0	26,955		0	26,955		26,955	(9)	26,955	(3)
280G Tax Gross-up	0	0	0		0	0		0		0
Total:	$26,955	$0	$1,082,054		$0	$348,315		$612,877		$1,818,466

THOMAS BOUDREAU

			Good Reason or					Change in Control(1)
Executive Benefits and			Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary	Retirement	for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	(4)	Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0	$1,275,000	(2)	$0	$0		$0		$1,638,986	(2)(3)
Accrued but Unpaid
Annual Bonus	0	0	0		0	0		0		0
Long-term Incentives
Performance Shares	0	322,953	1,403,210	(5)	0	1,403,210	(5)	1,787,895	(6)	1,787,895	(6)
Stock Options/SSARs
Unvested & Accelerated	0	0	0		0	619,373		619,373		619,373
Restricted Stock
Unvested & Accelerated	0	0	0		0	533,532		429,476	(7)	858,953
Deferred Compensation
Unvested & Accelerated	0	0	0		0	0		0		0
Benefits:
Post-termination Health Care	0	0	23,186	(8)	0	23,186	(8)	0		23,186	(8)
Accrued Vacation/PTO	39,212	39,212	39,212		0	39,212		39,212	(9)	39,212	(3)
280G Tax Gross-up	0	0	0		0	0		0		0
Total:	$39,212	$362,165	$2,740,608		$0	$2,618,513		$2,875,956		$4,967,605

PATRICK MCNAMEE

			Good Reason or					Change in Control(1)
Executive Benefits and			Involuntary Not					With Offer of		Without Offer of
Payments Upon	Voluntary	Retirement	for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	(4)	Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0	$1,224,000	(2)	$0	$0		$0		$1,633,953	(2)(3)
Accrued but Unpaid
Annual Bonus	0	0	0		0	0		0		0
Long-term Incentives
Performance Shares	0	0	846,219	(5)	0	846,219	(5)	1,169,535	(6)	1,169,535	(6)
Stock Options/SSARs
Unvested & Accelerated	0	0	0		0	401,896		401,896		401,896
Restricted Stock
Unvested & Accelerated	0	0	0		0	392,888		299,009	(7)	598,017
Deferred Compensation
Unvested & Accelerated	0	0	0		0	69,302		0		0
Benefits:
Post-termination Health Care	0	0	23,186	(8)	0	23,186	(8)	0		23,186	(8)
Accrued Vacation/PTO	62,201	0	62,201		0	62,201		62,201	(9)	62,201	(3)
280G Tax Gross-up	0	0	0		0	0		0		0
Total:	$62,201	$0	$2,155,606		$0	$1,795,692		$1,932,641		$3,888,788

MICHAEL HOLMES

								Change in Control(1)
			Good Reason or							Without
Executive Benefits and			Involuntary Not					With Offer of		Offer of
Payments Upon	Voluntary	Retirement	for Cause		For Cause	Death or		Comparable		Comparable
Termination	Termination	(4)	Termination		Termination	Disability		Employment		Employment

Compensation:
Severance Benefit	$0	$0	$1,122,000	(2)	$0	$0		$0		$1,426,966	(2)(3)
Accrued but Unpaid
Annual Bonus	0	0	0		0	0		0		0
Long-term Incentives
Performance Shares	0	0	814,278	(5)	0	814,278	(5)	1,120,218	(6)	1,120,218	(6)
Stock Options/SSARs
Unvested & Accelerated	0	0	0		0	371,599		371,599		371,599
Restricted Stock
Unvested & Accelerated	0	0	0		0	371,577		283,504	(7)	567,009
Deferred Compensation
Unvested & Accelerated	0	0	0		0	44,392		0		0
Benefits:
Post-termination Health Care	0	0	23,186	(8)	0	23,186	(8)	0		23,186	(8)
Accrued Vacation/PTO	12,099	0	12,099		0	12,099		12,099	(9)	12,099	(3)
280G Tax Gross-up	0	0	0		0	0		0		0
Total:	$12,099	$0	$1,971,563		$0	$1,637,131		$1,787,420		$3,521,077

ED STIFTEN (10)

						Change in Control(1)
			Good Reason or				Without
Executive Benefits and			Involuntary Not			With Offer of	Offer of
Payments Upon	Voluntary		for Cause	For Cause	Death or	Comparable	Comparable
Termination	Termination	Retirement	Termination	Termination	Disability	Employment	Employment

Compensation:
Severance Benefit	$0	$0	$0	$0	$0	$0	$0
Accrued but Unpaid Annual Bonus	0	0	0	0	0	0	0
Long-term Incentives
Performance Shares	0	0	0	0	0	0	0
Stock Options/SSARs
Unvested & Accelerated	0	0	0	0	0	0	0
Restricted Stock
Unvested & Accelerated	0	0	0	0	0	0	0
Deferred Compensation
Unvested & Accelerated	0	0	0	0	0	0	0
Benefits:
Post-termination Health Care	0	0	0	0	0	0	0
Accrued Vacation/PTO	61,615	0	0	0	0	0	0
280G Tax Gross-up	0	0	0	0	0	0	0
Total:	$61,615	$0	$0	$0	$0	$0	$0

(1)	The 2000 LTIP generally defines a change in control as:

i.	a change in the composition of a majority of our board of directors without the approval of the incumbent directors;

ii.	an acquisition of more than 25% of our common stock or voting power;

iii.	any merger, unless (1) our stockholders possess more than 50% of the surviving company’s outstanding stock, (2) no person or group who did not own 25% or more of our common stock before the change in control owns 25% or more of the stock of the surviving company, and (3) at least a majority of the board of directors of the surviving company were members of the incumbent directors of our Company before the change in control;

iv.	the sale of all or substantially all of our assets; or

v.	a stockholder-approved dissolution of our Company.

The 2000 LTIP defines “comparable employment” as employment with us or our successor following a change in control pursuant to which:

• the responsibilities and duties of the executive are substantially the same as before the change in control, and the other terms and conditions of employment following the change in control do not impose obligations materially more burdensome;

• the aggregate compensation is substantially economically equivalent to or greater than the executive’s aggregate compensation immediately prior to the change in control; and

• the executive remains employed in the metropolitan area in which he was employed immediately preceding the change in control.

The definitions of change in control and comparable employment appear in Section 2 of the 2000 LTIP, which should be reviewed for a complete statement of its terms.

(2)	Severance Benefit under the revised 2008 agreements equal to 18 months of base salary plus 150% of a specified portion of the executive’s bonus potential for the year based on the average percentage of the potential earned for the three prior years. The bonus amount used in calculating the average percentage over the last three years is limited to 100% of the executive’s target bonus even if the actual bonus paid exceeds the target. If the termination date occurs within one year after a change of control, the actual bonus amount is used in calculating the average percentage and is not limited to 100% of the executive’s target bonus. The Severance Benefit is payable in 18 substantially equal monthly installments beginning the first full month after termination; provided that if the executive is determined to be a specified employee in accordance with Section 409A of the Internal Revenue Code, then payment of such benefit will be delayed six months to the extent required under Section 409A.

(3)	Assumes termination of employment agreement concurrent with change in control, either by us without cause or by the executive for good reason.

(4)	None of the executives (other than Mr. Boudreau) had reached the eligible retirement age as of December 31, 2008 under the revised 2008 agreement or the 2000 LTIP. The amounts for Mr. Boudreau are based on an early retirement under his revised 2008 agreement.

(5)	All awards (other than the 2006 grant) were pro rated based on assumed award of the targeted number of shares following end of relevant performance periods (the awards under the 2006 grant were pro rated based on a 250% of target payout). The awards are payable in shares of our common stock following the end of such periods. This amount is based on involuntary not for cause termination; the amount would be $0 for a good reason termination.

(6)	Payable in cash following change in control. Performance shares would be terminated.

(7)	This amount assumes the offer of comparable employment is accepted; however, if offer of comparable employment is not accepted then the amount is $0.

(8)	Reimbursement for cost of continuing health insurance under COBRA for 18 months (36 months for Mr. Paz) after termination. Amounts are calculated based on the current monthly cost for COBRA for the highest cost options under our current health plans.

(9)	Payable if the comparable offer is not accepted and employment is terminated.

(10)	Actual amount paid to Mr. Stiften upon his voluntary termination of employment with us as of March 31, 2008.

VOTING SECURITIES

On the record date there were 248,003,616 outstanding shares of our common stock. Unless otherwise provided, all references to shares of our common stock in this proxy statement have been adjusted to reflect all of our previous stock splits, including the three separate two-for-one stock splits effective June 22, 2007, June 24, 2005 and June 22, 2001, each of which was effected in the form of a stock dividend of one share for each outstanding share to holders of record.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains certain information regarding the beneficial ownership of our common stock as of March 31, 2009 (unless otherwise noted) by (i) each person known by us to own beneficially more than five percent of the outstanding shares of our common stock, (ii) each of our directors and nominees, (iii) each of our current or former executive officers named in the Summary Compensation Table on page 22, and (iv) all of our current executive officers and directors as a group. The table includes shares that may be acquired on March 31, 2009, or within 60 days of March 31, 2009, upon the exercise of stock options by employees or outside directors. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns.

	Shares Beneficially Owned
Name and Address	Number	Percent of Class(1)

George Paz(2)	977,433	*
Gary G. Benanav(3)	53,279	*
Frank J. Borelli(4)	256,159	*
Maura C. Breen(5)	29,279	*
Nicholas J. LaHowchic(6)	19,032	*
Thomas P. Mac Mahon(7)	24,279	*
Frank Mergenthaler	0	*
Woodrow A. Myers(8)	22,883	*
John O. Parker, Jr.(9)	45,279	*
Samuel K. Skinner(10)	29,279	*
Seymour Sternberg(11)	48,495	*
Barrett A. Toan(12)	507,902	*
Howard L. Waltman(13)	171,062	*
Thomas M. Boudreau(14)	202,821	*
Jeffrey Hall(15)	34,878	*
Edward Stiften(16)	32,793	*
Michael Holmes(17)	73,030	*
Patrick McNamee(18)	75,127
Directors and Executive Officers as a Group (22 persons)(19)	3,022,658	1.2%
FMR LLC(20)	15,552,394	6.3%
New York Life Insurance
Company; NYLIFE, LLC(21)	18,000,000	7.3%

*	Indicates less than 1%

(1)	Percentages based on 248,003,616 shares of common stock issued and outstanding on March 31, 2009.

(2)	Consists of options for 466,443 shares and 274,564 SSARs granted under our 2000 Long Term Incentive Plan, or the “2000 LTIP” and our Amended and Restated 1992 and 1994 Stock Option Plans, which we refer to collectively as the “Employee Stock Option Plans,” 176,091 shares owned by Mr. Paz, 30,298 restricted shares awarded under the 2000 LTIP, and 30,037 phantom shares representing fully-vested investments in the “Company Stock Fund” under our Executive Deferred Compensation Plan, or the “EDCP.” Excluded are 2,129 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(3)	Consists of options for 26,116 shares and 15,026 SSARs granted under the 2000 LTIP, 2,448 restricted shares awarded under the 2000 LTIP, and 9,689 shares owned by a trust established by Mr. Benanav.

(4)	Consists of options for 234,116 shares and 15,026 SSARs granted under the 2000 LTIP, 2,448 restricted shares awarded under the 2000 LTIP, and 4,569 shares held in trusts for family members.

(5)	Consists of options for 10,116 shares and 15,026 SSARs granted under the 2000 LTIP, 2,448 restricted shares awarded under the 2000 LTIP and 1,689 shares owned by Ms. Breen.

(6)	Consists of options for 2,116 shares and 8,779 SSARs granted under the 2000 LTIP, 5,689 shares owned by Mr. LaHowchic and 2,448 restricted shares awarded under the 2000 LTIP.

(7)	Consists of options for 2,116 shares and 15,026 SSARs granted under the 2000 LTIP, 2,448 restricted shares awarded under the 2000 LTIP, and 4,689 shares owned by Mr. Mac Mahon.

(8)	Consists of options for 2,116 shares and 8,908 SSARs granted under the 2000 LTIP, 9,510 shares owned by Dr. Myers and 2,349 restricted shares awarded under the 2000 LTIP.

(9)	Consists of options for 26,116 shares and 15,026 SSARs granted under the 2000 LTIP, 2,448 restricted shares awarded under the 2000 LTIP, and 1,689 shares owned by Mr. Parker.

(10)	Consists of options for 10,116 shares and 15,026 SSARs granted under the 2000 LTIP, 2,448 restricted shares awarded under the 2000 LTIP, and 1,689 shares owned by Mr. Skinner.

(11)	Consists of options for 16,116 shares and 15,026 SSARs granted under the 2000 LTIP, 2,448 restricted shares awarded under the 2000 LTIP, and 14,905 shares owned by Mr. Sternberg, but excludes 760 shares held by Mr. Sternberg’s son as to which shares Mr. Sternberg disclaims beneficial ownership.

(12)	Consists of options for 293,316 shares and 15,026 SSARs granted under the Employee Stock Option Plans, 2,448 restricted shares awarded under the 2000 LTIP, 173,835 shares owned by Mr. Toan, and 23,277 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP.

(13)	Consists of 17,854 SSARs granted under the 2000 LTIP, and 153,208 shares owned by Mr. Waltman.

(14)	Consists of options for 51,797 shares and 66,228 SSARs granted under the Employee Stock Option Plans, 61,145 shares owned by Mr. Boudreau, and 23,651 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 50 shares held by Mr. Boudreau’s spouse, as to which Mr. Boudreau disclaims beneficial ownership.

(15)	Consists of options for 25,444 shares and 9,434 restricted shares awarded under the 2000 LTIP. Excluded are 89 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(16)	Consists of 19,886 SSARs granted under the 2000 LTIP and 12,907 shares owned by Mr. Stiften.

(17)	Consists of options for 30,546 shares and 25,436 SSARs granted under the 2000 LTIP, 5,458 restricted shares awarded under the 2000 LTIP, and 11,590 shares owned by Mr. Holmes. Excluded are 512 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(18)	Consists of options for 12,920 shares and 39,938 SSARs granted under the 2000 LTIP, 5,764 restricted shares awarded under the 2000 LTIP, 16,404 shares owned by Mr. McNamee and 101 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 765 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(19)	Consists of options for 1,393,466 shares and 677,688 SSARs granted under the Outside Directors Plan and the Employee Stock Option Plans, 767,234 shares owned by directors and officers as a group, 104,397 restricted shares awarded under the 2000 LTIP, and 79,873 phantom shares representing fully-vested investments in the Company Stock Fund under the EDCP. Excluded are 4,703 phantom shares representing unvested investments in the Company Stock Fund under the EDCP.

(20)	Information is based on an amendment to Schedule 13G filed with the SEC on February 17, 2009, filed by FMR LLC and its affiliates in their capacity as investment advisors. FMR LLC’s shares represent 6.3% of our outstanding common stock. FMR LLC’s business address is 82 Devonshire Street, Boston, MA 02109. FMR had beneficial ownership of and sole dispositive power with respect to 15,552,394 shares of common stock. FMR had sole voting power over 2,211,160 of the shares. FMR’s Schedule 13G includes shares beneficially owned by Edward C. Johnson 3rd (13,349,544 shares), Fidelity Management & Research Company (13,349,544 shares), Pyramis Global Advisors Trust Company (586,196 shares), Pyramis Global Advisors, LLC (343,760 shares), Strategic Advisers, Inc. (3,284 shares), and FIL Limited (1,287,610 shares). FMR and FIL Limited are of the view that they are not acting as a “group” for purposes of Section 13(d) and that they are not otherwise required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation.

(21)	The information with respect to the beneficial ownership of these shares as of December 31, 2008 has been obtained from a copy of an Amendment No. 9 to Schedule 13G filed February 11, 2009. Such filing reports that the beneficial owner, New York Life Insurance Company, or “New York Life,” shares voting and dispositive power with respect to all of the shares reported, and that NYLIFE, LLC, or “NYLife,” a subsidiary of New York Life, owns 18,000,000 of such shares. In August 2001, NYLife entered into a ten-year forward sale contract with respect to 18,000,000 of the shares of common stock, and, in June 2007, entered into a forward sale contract with respect to 2,800,000 of such 18,000,000 shares of common stock, which will settle concurrently with the 2001 contract. Absent the occurrence of certain accelerating events, New York Life or NYLife, as applicable, retains the right to vote the shares subject to such forward sale contracts, but is subject to restrictions on the transfer of such shares. The address for New York Life and NYLife is 51 Madison Avenue, New York, NY 10010. Mr. Sternberg, one of our directors, is also a director and holds various executive positions with New York Life, as described herein, and Mr. Benanav, one of our directors, was also a director and held various executive positions with New York Life, as described herein, prior to his retirement from New York Life in March 2005. Mr. Sternberg and Mr. Benanav have both disclaimed beneficial ownership of the shares owned by New York Life or its subsidiaries.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2008 relating to our equity compensation plans under which equity securities are authorized for issuance:

					Number of securities
					remaining available for
			Weighted-average		future issuance under
	Number of securities to be		exercise price of		equity compensation
	issued upon exercise of		outstanding		plans (excluding
	outstanding options,		options, warrants,		securities reflected
	warrants and rights		rights		in column (a))
Plan Category	(a)		(b)		(c)

Equity Compensation Plans approved by security holders	7,253,962	(1)	$37.96	(2)	15,000,034	(3)
Equity Compensation Plans not approved by security holders	0		—		0

Total	7,253,962	(1)	$37.96	(2)	15,000,034	(3)

(1)	Includes shares that were issued under our Employee Stock Purchase Plan for the month of January 2009. Does not include stock options, restricted stock or performance shares awarded since December 31, 2008.

(2)	Shares allocated to the EDCP and shares which were issued for the month of January 2009 under our Employee Stock Purchase Plan are not included in the weighted average computation.

(3)	The number of shares available for distribution under the 2000 LTIP is increased by any shares made available as a result of forfeitures of awards made under the 2000 LTIP, or any of our Amended and Restated 1992 Stock Option Plan, Amended and Restated 1994 Stock Option Plan or Amended and Restated 1992 Stock Option Plan for Outside Directors. Includes 10,509,073 shares remaining available for future issuance under the 2000 LTIP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of Express Scripts, Inc. is composed of four directors who, in the judgment of our board of directors, meet the independence requirements of the Nasdaq Global Select Market. Since 1992 the Audit Committee has operated under a Charter adopted by our board of directors. The Charter, as amended, is available through the “Investor Information” section of our website at www.express-scripts.com. The primary function of the Audit Committee is to assist our board of directors in its oversight of the integrity of our Company’s financial reporting processes and system of internal controls with respect to finance and accounting. Management is responsible for our financial statements and overall reporting process, including the system of internal controls. The independent registered public accountants are responsible for conducting annual audits and quarterly reviews of our financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

The Audit Committee submits the following report pursuant to the Securities and Exchange Commission, or “SEC,” rules:

•	The Audit Committee has reviewed and discussed with management and with PricewaterhouseCoopers LLP, or “PwC,” our Company’s independent registered public accountants, the audited consolidated financial statements of our Company for the year ended December 31, 2008 (which we refer to as the “Financial Statements”).

•	PwC has discussed with the management of our Company and the Audit Committee all the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board, or “PCAOB,” in Rule 3200T, which include among other items, matters related to the conduct of the audit of the Financial Statements.

•	The Audit Committee has received from PwC the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence (which relates to the auditor’s independence from our Company and its related entities), and has discussed PwC’s independence with us.

•	Based upon the aforementioned review, discussions and representations of PwC, and the unqualified audit opinion presented by PwC on the Financial Statements, the Audit Committee recommended to the board of directors that the Financial Statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the SEC.

Respectfully submitted,

Frank Borelli, Chairman
John O. Parker, Jr.
Seymour Sternberg
Frank Mergenthaler

The Report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, persons who beneficially own more than ten percent of a registered class of our equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, and to furnish the Company with copies of the forms. Based solely on our review of the forms we received or filed with the SEC, or written representations from reporting persons, we believe that all of our directors, executive officers and greater than ten percent beneficial owners complied with all such filing requirements during 2008. However, we have determined that Thomas Boudreau did not timely file reports with respect to the sale of 200 shares of our stock by his spouse on September 9, 2005, and the sale of 100 shares of our stock by his spouse on August 7, 2007.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with New York Life

Stockholder and Registration Rights Agreement.  We were a party to a Stockholder and Registration Rights Agreement with New York Life. The rights agreement was originally entered into in connection with the November 2000 offering of a portion of the shares of our common stock then held by New York Life. This agreement generally provided for (i) certain rights to designate for nomination up to 2 directors to our board of directors, although, at the time of expiration, New York Life’s right was eliminated based on the number of shares held by them, (ii) certain rights to request that we effect registrations of shares held by New York Life with the SEC, and (iii) an agreement by New York Life, subject to certain exceptions, to vote any shares of our common stock held by them in favor of the slate of nominees for our board of directors as recommended by us. This agreement expired November 7, 2008.

Other Relationships and Transactions.  Pursuant to agreements with New York Life, we provide pharmacy benefit management services to employees and retirees of New York Life and certain New York Life health insurance policyholders. During 2008, we derived approximately $41 million, or 0.19% of our total revenues for 2008, from all services provided to New York Life. Our 401(k) and deferred compensation plans are administered by affiliates of New York Life, which collected approximately $650,000 for such services in 2008.

Transactions With Related Persons — Policies and Procedures

Our Corporate Governance Committee is responsible for reviewing and approving all material transactions with any related persons. This obligation is set forth in our Corporate Governance Committee’s Charter. A copy of the Corporate Governance Committee Charter is available in the Investor Information section of our website at www.express-scripts.com under the “Corporate Governance Documents”.

To identify related person transactions, each year we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the officer or director or their family members have a material interest. We review related party transactions due to the potential for a conflict of interest. Our Code of Ethics and Corporate Code of Business Conduct require all directors, officers and employees who may have a conflict of interest to promptly notify our General Counsel, board of directors, Compliance Committee or Chief Compliance Officer.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal loans of, any director or officer. A copy of our Code of Ethics is available in the Investor Information section of our website at www.express-scripts.com.

II.  RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as our independent registered public accountants for the year ended December 31, 2008. The Audit Committee of the board of directors has appointed PricewaterhouseCoopers LLP to act in that capacity for the year ending December 31, 2009. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions from stockholders.

Although we are not required to submit this appointment to a vote of the stockholders, the Audit Committee continues to believe it appropriate as a matter of policy to request that the stockholders ratify the appointment of PricewaterhouseCoopers LLP as principal independent registered public accountants. If the stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain PricewaterhouseCoopers LLP or appoint another auditor. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Principal Accountant Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2007 and December 31, 2008, as well as fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods:

	2007	2008

Audit fees(1)	$1,448,893	$1,362,000
Audit-related fees(2)	22,095	5,000
Tax fees	—	—
All other fees(3)	1,500	1,500

Total Fees	$1,472,488	$1,368,500

(1)	Audit fees are fees paid for professional services rendered for the audit of our annual consolidated financial statements, for reviews of our interim consolidated financial statements, and for the audit of internal controls over financial reporting. Audit fees also include fees for work generally only the independent auditor can be expected to provide such as services associated with documents filed with the SEC and with assistance in responding to SEC comment letters, as well as reports, specific audits and agreed upon procedures as required by regulators.

(2)	Audit-related fees are fees paid for assurance and related services performed by our independent registered public accountant including due diligence services related to contemplated mergers and acquisitions.

(3)	All other fees include any fees earned for services rendered by PricewaterhouseCoopers LLP during 2007 and 2008 which are not included in any of the above categories. The other fees for 2007 and 2008 consist of licensing fees paid by us with respect to certain accounting research software.

Policy Regarding Pre-Approval of Services Provided by the Independent Registered Public Accountants.

The Audit Committee Charter requires the committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for the Company by the independent auditors. In determining whether proposed services are permissible, the Audit Committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the Audit Committee may (i) consult with management as part of the decision-making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more committee members, provided that any such approvals are presented to the full committee at the next scheduled Audit Committee meeting.

The board of directors unanimously recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ending December 31, 2009.

STOCKHOLDER PROPOSALS

In accordance with our bylaws, a stockholder who, at any annual meeting of our stockholders, intends to nominate a person for election as director or present a proposal must so notify our Corporate Secretary, in writing, describing such nominee(s) or proposal and providing information concerning such stockholder and the reasons for and interest of such stockholder in the proposal. Generally, to be timely, such notice must be received by our Corporate Secretary not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, or in the event of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. For our annual meeting to be held in 2010, any such notice must be received by us at our principal executive offices between January 27, 2010 and February 26, 2010 to be considered timely for purposes of the 2010 annual meeting. Any person interested in offering such a nomination or proposal should request a copy of the relevant bylaw provisions from our Corporate Secretary. These time periods also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority, and are separate from and in addition to the SEC’s requirements that a stockholder must meet to have a proposal included in our proxy statement.

Stockholder proposals intended to be presented at the 2010 annual meeting must be received by us at our principal executive office no later than December 17, 2009, in order to be eligible for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with regulations governing the solicitation of proxies.

OTHER MATTERS

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Notice of Internet Availability of Proxy Material with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Material addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Express Scripts, Inc., Attention: Investor Relations, One Express Way, Saint Louis, Missouri 63121, or by telephone at 314.702.7516, and we will promptly deliver these documents to you or start householding following our receipt of such request.

SOLICITATION OF PROXIES

We will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses therefore will be reimbursed by us. Solicitation will be made by mail and also may be made personally or by telephone, facsimile or other means by our officers, directors and employees, without special compensation for such activities. We have also hired MacKenzie Partners, Inc. to assist in the solicitation of proxies. MacKenzie will receive a fee for such services of approximately $6,500, plus reasonable out-of-pocket expenses, which will be paid by us.

By Order of the Board of Directors

Keith J. Ebling
Executive Vice President, General Counsel and Corporate Secretary

April 16, 2009

EXIT
240
AIRPORT
I–70
FLORISSANT ROAD
NORTH
DOWNTOWN
EXIT
240
EXPRESS SCRIPTS®
ONE EXPRESS WAY
UNIVERSITY PLACE DRIVE
UNIVERSITY BOULEVARD
MARK TWAIN DR.
N
W
E
S

EXPRESS SCRIPTS®

One Express Way

On the Campus of the University of Missouri-St. Louis

- *Exit Interstate 70 at Exit 240 (Florissant/University Boulevard).*
- *Go south on University Boulevard for approximately 1/4 mile to the first traffic signal at the intersection of University Boulevard and University Place Drive.*
- *Turn right on University Place Drive and continue to Express Scripts' new Headquarters at One Express Way, just off University Place Drive, on the right.*

EXPRESS SCRIPTS, INC.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends that you vote FOR the following:

1.	Election of Directors			☐	☐	☐

	Nominees

01	Gary G. Benanav	02	Frank J. Borelli		03 Maura C. Breen		04 Nicholas J. LaHowchic	05 Thomas P. Mac Mahon
06	Frank Mergenthaler	07	Woodrow A Myers, Jr, MD		08 John O. Parker, Jr.		09 George Paz	10 Samuel K. Skinner
11	Seymour Sternberg	12	Barrett A. Toan

The Board of Directors recommends you vote FOR the following proposal (s):		For	Against	Abstain

2	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2009.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)			☐
	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2008 Annual Report is/are available at www.proxyvote.com.

EXPRESS SCRIPTS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS MAY 27, 2009
The stockholder(s) hereby appoint George Paz and Keith J. Ebling, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Express Scripts, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Central Time on May 27, 2009, at the offices of the Company, One Express Way, Saint Louis, Missouri 63121, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL, AND PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE